As filed with the Securities and Exchange Commission on April 2, 2020

Registration Statement No. 333-236638

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-4
Registration Statement
Under the
Securities Act of 1933

Centene Corporation
(Exact name of each registrant as specified in its respective charter)

Delaware	6324	42-1406317
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

7700 Forsyth Boulevard
St. Louis, Missouri 63105
(314) 725-4477
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher A. Koster
Senior Vice President, General Counsel and Secretary
Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
(314) 725-4477
(Address, including zip code, and telephone number, including area code, of principal executive offices of each registrant)

Copies to:
Paul T. Schnell
Laura A. Kaufmann Belkhayat
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Jeremy D. London
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, NW
Washington, DC 20005
(202) 371-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
4.75% Senior Notes due 2025	$1,000,000,000	100%	$1,000,000,000	$129,800.00
4.25% Senior Notes due 2027	$2,500,000,000	100%	$2,500,000,000	$324,500.00
4.625% Senior Notes due 2029	$3,500,000,000	100%	$3,500,000,000	$454,300.00
3.375 % Senior Notes due 2030	$2,000,000,000	100%	$2,000,000,000	$259,600.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 2, 2020

Centene Corporation

Offers to Exchange

Up to $1,000,000,000 4.75% Senior Notes due 2025 (the “Outstanding 2025 Notes”) for up to $1,000,000,000 4.75% Senior Notes due 2025 (the “New 2025 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Up to $2,500,000,000 4.25% Senior Notes due 2027 (the “Outstanding 2027 Notes”) for up to $2,500,000,000 4.25% Senior Notes due 2027 (the “New 2027 Notes”) that have been registered under the Securities Act

Up to $3,500,000,000 4.625% Senior Notes due 2029 (the “Outstanding 2029 Notes”) for up to $3,500,000,000 4.625% Senior Notes due 2029 (the “New 2029 Notes”) that have been registered under the Securities Act

Up to $2,000,000,000 3.375% Senior Notes due 2030 (the “Outstanding 2030 Notes” and together with the Outstanding 2025 Notes, the Outstanding 2027 Notes and the Outstanding 2029 Notes, the “Outstanding Notes”) for up to $2,000,000,000 3.375% Senior Notes due 2030 (the “New 2030 Notes” and together with the New 2025 Notes, the New 2027 Notes and the New 2029 Notes, the “New Notes”) that have been registered under the Securities Act

We are offering to exchange up to $1,000,000,000 aggregate principal amount of our New 2025 Notes for a like aggregate principal amount of our Outstanding 2025 Notes, up to $2,500,000,000 aggregate principal amount of our New 2027 Notes for a like aggregate principal amount of our Outstanding 2027 Notes, up to $3,500,000,000 aggregate principal amount of our New 2029 Notes for a like aggregate principal amount of our Outstanding 2029 Notes and up to $2,000,000,000 aggregate principal amount of our New 2030 Notes for a like aggregate principal amount of our Outstanding 2030 Notes in a transaction registered under the Securities Act (each, an “Exchange Offer” and collectively, the “Exchange Offers”).

The Exchange Offers will expire at 5:00 p.m., New York, New York time, on         , 2020 (the “Expiration Date”), unless we extend the Exchange Offers with respect to any or all series of Outstanding Notes in our sole and absolute discretion. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the Exchange Offers. You may withdraw any Outstanding Notes tendered until the expiration of the Exchange Offers.

Terms of the Exchange Offers:

•	We will exchange the applicable series of New Notes for Outstanding Notes of the applicable series that are validly tendered and not withdrawn prior to the expiration or termination of the Exchange Offers with respect to such series.
•	You may validly withdraw tenders of Outstanding Notes of a series at any time prior to the expiration or termination of the Exchange Offers with respect to such series.
•	The form and terms of the New Notes are substantially identical to the form and terms of the applicable Outstanding Notes, except that (i) the New Notes are registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the Outstanding Notes do not apply to the New Notes, (iii) the New Notes will not have the right to earn additional interest under certain circumstances related to our registration obligations and (iv) the New 2025 Notes will be issued under the indenture (the “original 2025 indenture”) governing our 4.75% senior notes due 2025 that were issued on November 9, 2016 (the “original 2025 notes” and together with the New 2025 Notes, the “2025 notes”) and will constitute a single series of notes which will have the same CUSIP and ISIN as, and will be fungible with, the original 2025 notes.
•	We believe that the exchange of Outstanding Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. You should see the discussion under “United States Federal Income Tax Considerations” for more information.
•	We will not receive any proceeds from the Exchange Offers.

We issued the Outstanding Notes in transactions not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the Exchange Offers to satisfy your registration rights, as a holder of the Outstanding Notes.

For a discussion of factors you should consider in determining whether to tender your Outstanding Notes in connection with the Exchange Offers, see the information under “Risk Factors” beginning on page 14 of this prospectus and in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2020.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation By Reference.” You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell any series of securities in any state where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless the context otherwise requires, the terms (1) the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to (i) for periods prior to the WellCare Acquisition (as defined below), Centene Corporation, together with its consolidated subsidiaries without giving effect to the WellCare Acquisition, and (ii) for periods after the closing of the WellCare Acquisition, Centene Corporation, together with its consolidated subsidiaries, after giving effect to the WellCare Acquisition and (2) “WellCare” refers to WellCare Health Plans, Inc., together with its consolidated subsidiaries, without giving effect to the WellCare Acquisition.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representations. This prospectus constitutes an offer to sell only the Outstanding Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus is current only as of the respective dates of such documents. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

INDUSTRY AND MARKET DATA

Throughout this prospectus and the documents incorporated by reference herein, we rely on and refer to information and statistics regarding the healthcare industry. We obtained this information and these statistics from various third-party sources, discussions with state regulators and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

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WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Centene files quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Centene, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

The SEC allows Centene to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus incorporates by reference the documents listed below that Centene has previously filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
•	Current Reports on Form 8-K and 8-K/A filed on April 2, 2020, February 26, 2020, February 21, 2020, February 13, 2020, February 5, 2020, January 28, 2020, January 23, 2020 (other than Item 7.01 and exhibits related thereto), January 22, 2020, January 15, 2020, January 9, 2020; and
•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, Centene incorporates by reference any future filings Centene makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus, effective as of the date they are filed. Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Centene, without charge, by requesting them in writing or by telephone at the following address and telephone number. Please write or call us no later than five business days before the Expiration Date of the Exchange Offers. This means that you must request this information no later than             , 2020.

By Mail:
Centene
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Telephone: (314) 725-4477

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this prospectus are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our recently completed acquisition (the “WellCare Acquisition”) of WellCare, other recent and future acquisitions, investments and the adequacy of our available cash resources.

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us on the date of this prospectus. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including but not limited to:

•	uncertainty as to our expected financial performance following completion of the WellCare Acquisition;
•	the possibility that the expected synergies and value creation from the WellCare Acquisition will not be realized, or will not be realized within the expected time period;
•	the risk that unexpected costs will be incurred in connection with the integration of the WellCare Acquisition or that the integration of WellCare will be more difficult or time consuming than expected;
•	unexpected costs, charges or expenses resulting from the WellCare Acquisition;
•	the inability to retain key personnel;
•	disruption from the completion of the WellCare Acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships;
•	the risk that, following the WellCare Acquisition, we may not be able to effectively manage our expanded operations;
•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves;
•	competition;
•	membership and revenue declines or unexpected trends;
•	changes in healthcare practices, new technologies, and advances in medicine;
•	increased healthcare costs;
•	changes in economic, political or market conditions;
•	changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and

Affordable Care Act and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (ACA) and any regulations enacted thereunder that may result from changing political conditions or judicial actions, including the ultimate outcome in “Texas v. United States of America” regarding the constitutionality of the ACA;

•	rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;
•	our ability to adequately price products on the Health Insurance Marketplaces and other commercial and Medicare products;
•	tax matters;
•	disasters or major epidemics;
•	the outcome of legal and regulatory proceedings;
•	changes in expected contract start dates;
•	provider, state, federal and other contract changes and timing of regulatory approval of contracts;
•	the expiration, suspension, or termination of our contracts with federal or state governments (including but not limited to Medicaid, Medicare, TRICARE or other customers);
•	the difficulty of predicting the timing or outcome of pending or future litigation or government investigations;
•	challenges to our contract awards;
•	cyber-attacks or other privacy or data security incidents;
•	the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the WellCare Acquisition, will not be realized, or will not be realized within the expected time period;
•	the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions;
•	disruption caused by significant completed and pending acquisitions, including, among others, the WellCare Acquisition, making it more difficult to maintain business and operational relationships;
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions;
•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;
•	the risk that acquired businesses, including WellCare, will not be integrated successfully;
•	the risk that we may not be able to effectively manage our operations as they have expanded as a result of the WellCare Acquisition;
•	restrictions and limitations in connection with our indebtedness;
•	our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth;
•	availability of debt and equity financing, on terms that are favorable to us;
•	inflation;
•	foreign currency fluctuations;
•	the risks associated with widespread public health pandemics, such as the spread of COVID-19; and

•	the risk that the unaudited pro forma condensed combined financial incorporated by reference in this prospectus may not be reflective of our operating results and financial condition following the completion of the WellCare Acquisition.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” discuss certain of these matters more fully. In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.

We expressly qualify in their entirety all forward-looking statements attributable to us by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUMMARY

This summary highlights certain information contained or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus, including the sections entitled “Risk Factors” and “Description of the New Notes,” and all documents incorporated by reference herein carefully and in their entirety before deciding whether to exchange any Outstanding Notes for the applicable series of New Notes.

Centene Corporation

We are a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. We take a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach, including member and provider services, enables us to provide accessible, quality, culturally-sensitive healthcare coverage to our communities. Our population health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.

Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Our common stock is publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “CNC.”

We operate in two segments: Managed Care and Specialty Services. Our Managed Care segment provides health plan coverage to individuals through government subsidized and commercial programs. Our Specialty Services segment includes companies offering diversified healthcare services and products to our Managed Care segment and other external customers. For the year ended December 31, 2019, our Managed Care and Specialty Services segments accounted for 95% and 5%, respectively, of our total external revenues. Our membership totaled 15.2 million as of December 31, 2019. For the year ended December 31, 2019, our total revenues and net earnings attributable to Centene were $74.6 billion and $1.3 billion, respectively, and our total cash flow from operations was $1.5 billion.

On January 23, 2020, we acquired all of the issued and outstanding shares of WellCare. The transaction is valued at approximately $19.6 billion, including the assumption of $1.95 billion of outstanding debt. The cash portion of the acquisition was funded through the issuance of long-term debt in December 2019. The WellCare Acquisition brings a high-quality Medicare platform and further extends our robust Medicaid offerings. The WellCare Acquisition also enables us to provide access to more comprehensive and differentiated solutions across more markets with a continued focus on affordable, high-quality, culturally-sensitive healthcare services. With the WellCare Acquisition, we further broadened our product offerings by adding a Medicare prescription drug plan to our existing business lines.

Our principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and our telephone number is (314) 725-4477. Our website address is www.centene.com. Information contained on our website does not constitute part of this prospectus.

THE EXCHANGE OFFERS

On December 6, 2019, we issued $1,000,000,000 aggregate principal amount of the Outstanding 2025 Notes, $2,500,000,000 aggregate principal amount of the Outstanding 2027 Notes and $3,500,000,000 aggregate principal amount of the Outstanding 2029 Notes, and on February 13, 2020, we issued $2,000,000,000 aggregate principal amount of the Outstanding 2030 Notes, in each case to one or more initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the Outstanding Notes to the respective initial purchasers, we entered into registration rights agreements pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence these Exchange Offers and to use our commercially reasonable efforts to complete the Exchange Offers by (i) May 15, 2020, with respect to the Outstanding 2025 Notes, (ii) June 6, 2021, with respect to the Outstanding 2027 Notes and the Outstanding 2029 Notes and (iii) August 13, 2021, with respect to the Outstanding 2030 Notes. The summary below describes the principal terms and conditions of the Exchange Offers. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offers” for a more detailed description of the terms and conditions of the Exchange Offers and “Description of the New 2025 Notes,” “Description of the New 2027 and New 2029 Notes” and “Description of the New 2030 Notes” for a more detailed description of the terms of the respective series of New Notes.

Outstanding Notes
(i)   4.75% Senior Notes due 2025,
(ii)	4.25% Senior Notes due 2027,
(iii)	4.625% Senior Notes due 2029, and
(iv)	3.375 Senior Notes due 2030.
New Notes
(i)   4.75% Senior Notes due 2025,
(ii)	4.25% Senior Notes due 2027,
(iii)	4.625% Senior Notes due 2029, and
(iv)	3.375% Senior Notes due 2030, each of which have terms that are substantially identical to the applicable series of the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the New Notes and the New Notes do not have the right to earn additional interest under circumstances related to our registration obligations. Additionally, the New 2025 Notes will be issued under the original 2025 indenture and will constitute a further issuance of the original 2025 notes. The New 2025 Notes will have the same CUSIP and ISIN as, and will be fungible with, the original 2025 notes.
The Exchange Offers
We are offering to exchange up to $1,000,000,000 aggregate principal amount of 4.75% Senior Notes due 2025, up to $2,500,000,000 aggregate principal amount of 4.25% Senior Notes due 2027, up to $3,500,000,000 aggregate principal amount of 4.625% Senior Notes due 2029 and up to $2,000,000,000 aggregate principal amount of 3.375% Senior Notes due 2030, which have been registered under the Securities Act, in exchange for your Outstanding Notes of the corresponding series. The form and terms of each series of New Notes are substantially identical to the form and terms of the applicable series of the Outstanding Notes. The New Notes, however, will not contain transfer restrictions and will not have the registration rights applicable to the Outstanding Notes. Additionally, the New 2025 Notes will be issued under the original 2025 indenture and will constitute a further issuance of the original 2025 notes. The New 2025 Notes will have the same CUSIP and ISIN as, and will be fungible with, the original 2025 notes.

To exchange your Outstanding Notes, you must properly tender them, and we must accept them. We will accept and exchange all Outstanding Notes that you validly tender and do not validly withdraw. We will issue registered New Notes promptly after the expiration of the Exchange Offer with respect to the applicable series of Outstanding Notes.

Resale of New Notes
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the New Notes offered in the Exchange Offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
•	you are acquiring the New Notes in the ordinary course of your business;
•	at the time of the commencement of the Exchange Offers, you have no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the New Notes in violation of the provisions of the Securities Act; and
•	you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our Exchange Offers. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Broker-Dealer
Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other transfer of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, during the period ending 180 days after the consummation of the Exchange Offers, subject to extension in limited circumstances, a participating broker dealer may use this prospectus for an offer to sell, a resale or other transfer of New Notes received in exchange for Outstanding Notes which it acquired through market making or other trading activities.

Expiration Date
The Exchange Offers will expire at 5:00 p.m., New York City time, on          , 2020, unless we extend the Exchange Offer with respect to any or all series of Outstanding Notes in our sole and absolute discretion.
Accrued Interest on the New Notes and the Outstanding Notes
The New Notes of each series will bear interest from the most recent date to which interest has been paid on the corresponding Outstanding Notes or, if no interest has been paid, from the date of original issuance of such Outstanding Notes so exchanged. If your Outstanding Notes are accepted for exchange, then you will receive interest on the New Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.
Conditions
The Exchange Offers are subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of any Exchange Offer, we will resolicit tenders of the applicable Outstanding Notes. See “The Exchange Offers—Conditions to the Exchange Offers” for more information regarding conditions to the Exchange Offers.
Procedures for Tendering Outstanding Notes
Each holder of Outstanding Notes that wishes to tender their Outstanding Notes must either:
•	arrange with The Depository Trust Company, or DTC, to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent;
•	Holders of Outstanding Notes that tender Outstanding Notes in the Exchange Offers are deemed to represent that the following are true:
○	the holder is acquiring the New Notes in the ordinary course of its business;

○	at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and
○	the holder is not an “affiliate” of us within the meaning of Rule 405 of the Securities Act.

Do not send certificates representing Outstanding Notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus. We could reject your tender of Outstanding Notes if you tender them in a manner that does not comply with the instructions provided in this prospectus. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for further information.

Special Procedures for Tenders by Beneficial Owners
If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offers, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offers on your own behalf, delivering your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.
Consequences of Failure to Exchange Outstanding Notes
Outstanding Notes of a series that are not exchanged in the applicable Exchange Offer will remain subject to the restrictions on transfer and resaleability and may only be sold in accordance with the transfer restrictions.

We do not currently intend to register any series of the Outstanding Notes under the Securities Act. Upon the completion of the applicable Exchange Offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Old Notes under the U.S. federal securities laws. See “The Exchange Offers—Consequences of Failure to Exchange.”

Withdrawal Rights
You may withdraw your tender of Outstanding Notes under the Exchange Offers at any time before the Exchange Offer with respect to the applicable series of Outstanding Notes expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offers—Withdrawal Rights.” If we decide for any reason not to accept any Outstanding Notes tendered for exchange, such Outstanding Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the Exchange Offers. In the case of the Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC any withdrawn or unaccepted Outstanding Notes will be credited to the tendering holder’s account at DTC.

Effect on Holders of Outstanding Notes
As a result of making the Exchange Offers, and upon acceptance for exchange of all validly tendered Outstanding Notes, we will have fulfilled our obligations under each of the Registration Rights Agreements (as defined herein). Accordingly, there will be no liquidated or other damages payable under any registration rights agreements if a series of Outstanding Notes were eligible for exchange, but not exchanged, in the applicable Exchange Offer.
United States Federal Income Tax
Considerations
Your exchange of Outstanding Notes for New Notes in the Exchange Offers should not be treated as a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.” You should consult your tax advisor as to the tax consequences of the Exchange Offers.
Use of Proceeds
We will not receive any proceeds from the exchange of the Outstanding Notes for the New Notes under the Exchange Offers.
Acceptance of Outstanding Notes and Delivery of Outstanding Notes
We will accept for exchange any and all Outstanding Notes properly tendered prior to the Expiration Date. We will complete the Exchange Offers and issue the New Notes promptly after the Expiration Date.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offers—Exchange Agent.”

Summary of Terms of New Notes

The form and terms of each series of New Notes will be substantially identical to those of the Outstanding Notes of the corresponding series, except that (i) the New Notes will have been registered under the Securities Act, (ii) the New Notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) the New Notes will not be entitled to the registration rights that apply to the Outstanding Notes and (iv) the New Notes will not contain provisions relating to an increase in the interest rate borne by the Outstanding Notes under circumstances related to the timing of the Exchange Offers.

Each series of New Notes will evidence the same debt as the applicable series of Outstanding Notes and will each be governed by the same indenture under which the applicable series of Outstanding Notes were issued; except that the New 2025 Notes will be issued under the original 2025 indenture and will constitute a single series of notes which will have the same CUSIP and ISIN as, and will be fungible with, the original 2025 notes. The summary below describes the principal terms of each series of the New Notes. Please see “Description of the New 2025 Notes,” “Description of the New 2027 Notes and New 2029 Notes” and “Description of the New 2030 Notes” for further information regarding the New Notes.

Issuer
Centene Corporation, a Delaware corporation
Securities Offered
$1,000,000,000 aggregate principal amount of 4.75% Senior Notes due 2025

$2,500,000,000 aggregate principal amount of 4.25% Senior Notes due 2027

$3,500,000,000 aggregate principal amount of 4.625% Senior Notes due 2029

$2,000,000,000 aggregate principal amount of 3.375% Senior Notes due 2030

Maturity Dates
The New 2025 Notes will mature on January 15, 2025.

The New 2027 Notes will mature on December 15, 2027.

The New 2029 Notes will mature on December 15, 2029.

The New 2030 Notes will mature on February 15, 2030.

Interest Rates
The New 2025 Notes will bear interest at a rate equal to 4.75% per annum.

The New 2027 Notes will bear interest at a rate equal to 4.25% per annum.

The New 2029 Notes will bear interest at a rate equal to 4.625% per annum.

The New 2030 Notes will bear interest at a rate equal to 3.375% per annum.

Interest Payment Dates
Interest on the New 2025 Notes will be payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2020.

Interest on the New 2027 Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2020.

Interest on the New 2029 Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2020.

Interest on the New 2030 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2020.

Priority
The New Notes will be our senior unsecured obligations and:
•	rank equal in right of payment with each other and with all of our existing and future senior debt, including our 4.75% senior notes due 2022 (the “4.75% 2022 notes”), our 6.125% senior notes due 2024 (the “6.125% 2024 notes), our original 2025 notes, our 5.375% senior notes due 2026 (the “5.375% 2026 notes”), our 5.25% senior notes due 2025 (the “5.25% 2025 exchange notes”), our 5.375% senior notes due 2026 (the “5.375% 2026 exchange notes”), the Outstanding Notes and borrowings under our Company Credit Facility (as defined below);
•	senior in right of payment to any of our existing and future obligations that are by their terms expressly subordinated or junior in right of payment to such notes;
•	structurally subordinated to liabilities of our subsidiaries that do not guarantee such notes, including WellCare’s 5.25% senior notes due 2025 (the “5.25% 2025 WellCare Notes”) and WellCare’s 5.375% senior notes due 2026 (the “5.375% 2026 WellCare Notes”); and
•	effectively junior to any of our existing or future secured obligations to the extent of the value of the assets securing such obligations.

As of December 31, 2019, on a pro forma as adjusted basis after giving effect to (i) the WellCare Acquisition, (ii) the issuance of $1,893,009,000 aggregate principal amount of 5.25% 2025 exchange notes and 5.375% 2026 exchange notes in exchange for an equal amount of 5.25% senior notes due 2025 and 5.375% senior notes due 2026 issued by WellCare (the “WellCare Exchange Offers”) and (iii) the offering of the Outstanding 2030 Notes and the proposed application of the proceeds thereof to redeem all of the outstanding 4.75% 2022 notes in accordance with the terms of the indenture governing the 4.75% 2022 notes and all of our outstanding 6.125% 2024 notes in accordance with the terms of the indenture governing the 6.125% 2024 notes (the “notes redemptions”), Centene had approximately $15.4 billion of senior debt outstanding and approximately $141 million of issued and undrawn letters of credit, and its subsidiaries had approximately $22.6 billion of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long-term liabilities (excluding intercompany liabilities). We redeemed our outstanding 6.125% 2024 notes on March 6, 2020. We previously stated that we intended to redeem the 4.75% 2022 notes but have not delivered a notice of redemption to the holders of the 4.75% 2022 notes. As a result of the spread of COVID-19 and the resulting disruption and volatility in the global capital markets, we have deferred redemption of the 4.75% 2022 notes at this time. While we are currently in a strong liquidity position and believe we have adequate access to capital, we believe it is prudent in this period of time to defer the redemption of the 4.75% 2022 notes. Until we deliver a notice of redemption, the 4.75% 2022 notes will remain outstanding. This prospectus is not an offer to purchase or a solicitation of an offer to sell the 4.75% 2022 notes, and does not constitute a redemption notice for the 4.75% 2022 notes.

In addition, as of December 31, 2019, on a pro forma as adjusted basis after giving effect to (i) the WellCare Acquisition, (ii) the WellCare Exchange Offers and (iii) the offering of the Outstanding 2030 Notes and the proposed application of the proceeds thereof for the notes redemptions, Centene had $1.9 billion of available and undrawn borrowings under our Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500 million). Of the outstanding letters of credit referenced above, approximately $27 million were issued under our Company Credit Facility.

Optional Redemption
At any time on or after issuance, we may redeem the New 2025 Notes, in whole or in part, at the redemption prices set forth in this prospectus.

See “Description of the New 2025 Notes—Optional Redemption.”

At any time prior to December 15, 2022, we may redeem the New 2027 Notes, in whole or in part, at a price equal to 100% of the principal amount of the New 2027 Notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium.

At any time on or after December 15, 2022, we may redeem the New 2027 Notes, in whole or in part, at the redemption prices set forth in this prospectus.

At any time prior to December 15, 2022, we may redeem up to 40% of the aggregate principal amount of the New 2027 Notes at a redemption price equal to 104.25% of the principal amount of the New 2027

Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds we receive in one or more qualifying equity offerings.

See “Description of the New 2027 Notes and New 2029 Notes—Optional Redemption.”

At any time prior to December 15, 2024, we may redeem the New 2029 Notes, in whole or in part, at a price equal to 100% of the principal amount of the New 2029 Notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium.

At any time on or after December 15, 2024, we may redeem the New 2029 Notes, in whole or in part, at the redemption prices set forth in this prospectus.

At any time prior to December 15, 2024, we may redeem up to 40% of the aggregate principal amount of the New 2029 Notes at a redemption price equal to 104.625% of the principal amount of the New 2029 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds we receive in one or more qualifying equity offerings.

See “Description of the New 2027 Notes and the New 2029 Notes—Optional Redemption.”

At any time prior to February 15, 2025, we may redeem the New 2030 Notes, in whole or in part, at a price equal to 100% of the principal amount of the New 2030 Notes redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium.

At any time on or after February 15, 2025, we may redeem the New 2030 Notes, in whole or in part, at the redemption prices set forth in this prospectus.

At any time prior to February 15, 2025, we may redeem up to 40% of the aggregate principal amount of the New 2030 Notes at a redemption price equal to 103.375% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds we receive in one or more qualifying equity offerings.

See “Description of the New 2030 Notes—Optional Redemption.”

Change of Control
If we experience specific kinds of changes of control, we will make an offer to purchase each series of New Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “—Repurchase at the

Option of Holders Upon a Change of Control” in “Description of the New 2025 Notes,” “Description of the New 2027 and New 2029 Notes” and “Description of the New 2030 Notes.”

Certain Covenants
The New 2027 Notes, the New 2029 Notes and the New 2030 Notes will each be governed by the indenture under which the applicable series of Outstanding Notes were issued. The indentures that will govern the New 2027 Notes, the New 2029 Notes and the New 2030 Notes contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
•	create certain liens; and
•	merge or consolidate with other entities.

These covenants are subject to important exceptions and qualifications, that are described under the headings “Description of the New 2027 Notes and New 2029 Notes—Certain Covenants,” “Description of the New 2027 Notes and New 2029 Notes—Repurchase at the Option of Holders,” “Description of the New 2030 Notes—Certain Covenants” and “Description of the New 2030 Notes—Repurchase at the Option of Holders” in this prospectus.

The New 2025 Notes will be issued under the original 2025 indenture. Pursuant to the terms of the original 2025 indenture, if:

(a)	the original 2025 notes or additional notes issued under the original 2025 indenture have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investor Service, Inc. or BBB- (or the equivalent) by Standard & Poor’s Ratings Services (“S&P”), in each case, with a stable or better outlook; and
(b)	no Default (as such term is defined in original 2025 indenture) has occurred and is continuing under the original 2025 indenture;

then the Company and its restricted subsidiaries shall cease to be subject to the following provisions of the original 2025 indenture:

•	“Restricted Payments,”
•	“Incurrence of Indebtedness and Issuance of Preferred Stock,”
•	“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”
•	“Limitation on Issuances of Guarantees of Indebtedness,”

•	“Transactions with Affiliates” and
•	“Asset Sales” (collectively, the “Terminated Covenants”).

On November 12, 2019, S&P announced that the credit rating of the original 2025 notes been upgraded by S&P in satisfaction of the requirement in clause (a) above. As no Default has occurred and is continuing under the original 2025 indenture, the covenants described above no longer apply to Centene and its restricted subsidiaries with respect to the original 2025 notes and will not apply to Centene and its restricted subsidiaries with respect to the New 2025 Notes.

The Terminated Covenants will not be reinstated even if the Company subsequently does not satisfy either or both of the requirements set forth in clauses (a) and (b) above. The Company and its restricted subsidiaries shall remain subject to the provisions in the original 2025 indenture under the caption “— Repurchase at the Option of Holders — Change of Control” and described under the following subheadings:

•	“Liens,”
•	“Merger, Consolidation or Sale of Assets” (other than the financial test set forth in clause (4) of that covenant) and
•	“SEC Reports.

The terms of the covenants that remain effective are set forth under the caption “Certain Covenants” in the “Description of the New 2025 Notes.” The terms of the covenants that have been terminated have not been included in this prospectus.

Form and Denomination
Each series of New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances.
No Prior Market
While a limited trading market for the original 2025 notes developed after the issuance of the original 2025 notes, there can be no assurance that an active trading market for the 2025 notes will be maintained or liquid. The New 2027 Notes, the New 2029 Notes and the New 2030 Notes will be new securities for which there is currently no market or a limited market. We do not intend to apply for listing of the New Notes on any national securities exchange. A liquid or active trading market for any series of the New Notes may not develop. If an active trading market for a series of New Notes does not develop, the market price and liquidity of such New Notes may be adversely affected.

Risk Factors
Investing in the New Notes involves substantial risks. You should carefully consider the risks described under the heading “Risk Factors” in addition to the other information contained in this prospectus and the documents incorporated by reference herein before making an investment in the New Notes.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offers—Exchange Agent.”

For additional information regarding the New Notes, see the “Description of the New 2025 Notes,” “Description of the New 2027 and New 2029 Notes” and “Description of the New 2030 Notes” sections of this prospectus.

RISK FACTORS

You should carefully consider all the information set forth in this section and all other information set forth in this prospectus and incorporated by reference herein before deciding to participate in the Exchange Offers described in this prospectus. In particular, we urge you to consider carefully the factors set forth below and such risk factors as may be updated from time to time in our public filings. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to Centene Corporation, together with its consolidated subsidiaries.

Risks Related to the Exchange Offers

There are significant consequences if you fail to exchange your Outstanding Notes.

We did not register the Outstanding Notes under the Securities Act or any state securities laws, nor do we intend to do so after completion of the Exchange Offers. As a result, the Outstanding Notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes in the Exchange Offers, you will lose your right to have the Outstanding Notes registered under the Securities Act, subject to certain limitations. If you continue to hold Outstanding Notes after the Exchange Offers, you may be unable to sell the Outstanding Notes. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offers, continue to be subject to existing restrictions.

You cannot be sure that an active trading market for the New Notes will develop.

While a limited trading market developed for the original 2025 notes after the issuance of the original 2025 notes, there can be no assurance that an active trading market for the 2025 notes will be maintained or will be liquid. The New 2027 Notes, the New 2029 Notes and the New 2030 Notes are new issues of securities, and there is no market for such notes, and an active market may not develop for such notes. We do not intend to apply for a listing of the New Notes on any securities exchange or for quotation of the New Notes on any automated dealer quotation system. We do not know if an active public market for the New Notes will develop or, if developed, will continue. If an active market does not develop for the New Notes or is not maintained, the market price and liquidity of the New Notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the New Notes, the ability of holders to sell their New Notes or the price at which holders may sell their New Notes. In addition, the liquidity and the market price of the New Notes may be adversely affected by changes in the overall market for securities similar to the New Notes, by changes in our financial performance or prospects and by changes in conditions in our industry.

You must follow the appropriate procedures to tender your Outstanding Notes or they will not be exchanged.

The New Notes will be issued in exchange for the Outstanding Notes only after timely receipt by the exchange agent of the Outstanding Notes or a book-entry confirmation related thereto or an agent’s message and all other required documentation. If you want to tender your Outstanding Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offers, continue to be subject to the existing transfer restrictions. In addition, if you tender the Outstanding Notes in the Exchange Offers to participate in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offers” and “Plan of Distribution” later in this prospectus.

Risks Related to the New Notes

We and our subsidiaries may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the New Notes, depends on our and our subsidiaries’ financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. As a result, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness, including the New Notes. In addition, because we conduct a significant portion of our operations through our subsidiaries, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries are distinct legal entities and they do not have any obligation to pay amounts due on the New Notes or to make funds available for that purpose or for other obligations. Pursuant to applicable state limited liability company laws and other laws and regulations, our subsidiaries may not be able to, or may not be permitted to, make distributions to us in order to enable us to make payments in respect of the New Notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our Credit Agreement, dated as of March 24, 2016, by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent, as modified or amended from time to time (the “Company Credit Facility”) in an amount sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the New Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives.

The restrictive covenants in our debt instruments may limit our operating flexibility. Our failure to comply with these covenants could result in defaults under our indentures and future debt instruments even though we may be able to meet our debt service obligations.

The instruments governing certain of Centene’s indebtedness, including the Company Credit Facility, impose or will impose significant operating and financial restrictions on us. These restrictions may in certain circumstances significantly limit, among other things, our ability to incur additional indebtedness, pay dividends, repay junior indebtedness, sell assets, make investments, engage in transactions with affiliates, create liens and engage in certain types of mergers or acquisitions. Our future debt instruments may have similar or more restrictive covenants. These restrictions could limit our ability to obtain future financings, make capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise take advantage of business opportunities that may arise. If we fail to comply with these restrictions, the note holders or lenders under any debt instrument could declare a default under the terms of the relevant indebtedness even though we are able to meet debt service obligations and, because our indebtedness has cross-default and cross-acceleration provisions, could cause all or a substantial portion of our debt to become immediately due and payable.

We cannot assure you that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, we cannot assure you that the terms would be favorable to us. If we default on any future secured debt, the secured creditors could foreclose on their liens. As a result, any event of default could have a material adverse effect on our business and financial condition, and could prevent us from paying amounts due under the New Notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt, including secured debt, which could further exacerbate the risks we face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured indebtedness. The terms of the Company Credit Facility do not fully prohibit us or our subsidiaries from incurring additional indebtedness and the indentures governing, or that will govern, the New Notes and our outstanding notes do not and will not limit the amount of additional unsecured indebtedness we and our subsidiaries may incur. As of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Exchange Offers and the offering of the Outstanding 2030 Notes and the application of the proceeds thereof for the notes redemptions, Centene had approximately $15.4 billion of senior debt outstanding and approximately $141 million of issued and undrawn letters of credit, and Centene’s subsidiaries had approximately $22.6 billion of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long-term liabilities (excluding intercompany liabilities). In addition, as of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had $1.9 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500.0 million). Of the outstanding letters of credit referenced above, approximately $27 million were issued under the Company Credit Facility. We are deferring the redemption of the 4.75% 2022 notes at this time and such notes will remain outstanding until we deliver a notice of redemption. If new debt is added to our current debt levels, the related risks that we now face would increase. In addition, our Company Credit Facility and the indentures governing our outstanding notes do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness under the applicable agreement. A substantial amount of debt we incur in the future could be secured. To the extent we were to secure debt we incur in the future under any credit facility or other debt, your ability to receive payments under the notes will be effectively subordinated to the secured debt, which will have a prior claim on any assets securing the debt, to the extent of the value of those assets, and it is possible that there will be insufficient assets remaining from which claims of the holders of notes can be satisfied. As of the date of this prospectus, we do not have significant amounts of secured indebtedness.

Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the New Notes will be effectively subordinated to our subsidiaries’ obligations.

The New Notes will be obligations exclusively of Centene Corporation. Our cash flow and our ability to service our debt, including the New Notes, depends on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries.

Our subsidiaries are separate and distinct legal entities with no obligations to pay any amounts due on the New Notes or to provide us with funds for our payment obligations, whether by dividend, distribution, loan or other payments. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us is subject to statutory restrictions and regulatory capital requirements. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations.

None of our subsidiaries guarantee the Outstanding Notes or will guarantee the New Notes. As a result, the New Notes will be structurally subordinated to all indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in the assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us. As of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Exchange Offers and the offering of the Outstanding 2030 Notes and the application of the proceeds thereof for the notes redemptions, the New Notes would have been effectively junior to approximately $22.6 billion of liabilities outstanding of our subsidiaries, including medical claims liability, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long-term liabilities (excluding intercompany liabilities).

In addition, our regulated subsidiaries have historically generated substantially all of our revenues. Our regulated subsidiaries are subject to various state government statutory and regulatory restrictions applicable to insurance companies generally, that limit the amount of dividends, loans and advances and other payments they can make to us. If insurance regulators at any time determine that payment of a dividend or any other payment to us would be detrimental to an insurance subsidiary’s policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to us that would otherwise be permitted without prior approval. Furthermore, if one or more of our regulated subsidiaries becomes insolvent, the regulators may seize its assets to cover its obligations under healthcare policies, which could result in our remaining assets generating insufficient revenue to pay the New Notes in full or at all.

The ability of holders of the New Notes to require Centene to repurchase the notes as a result of a disposition of “substantially all” assets may be uncertain.

The definition of change of control in the indentures governing the New Notes includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its restricted subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the New Notes to require Centene to repurchase such New Notes as a result of a sale, transfer, conveyance or other disposition of less than all of Centene’s assets and the assets of Centene’s restricted subsidiaries taken as a whole to another person or group may be uncertain. See “—Repurchase at the Option of Holders Upon a Change of Control” in “Description of the New 2025 Notes,” “Description of the New 2027 and New 2029 Notes” and “Description of the New 2030 Notes.”

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures.

Upon a change of control, we will be required to offer to repurchase all of the New Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the New Notes or that the restrictions in our Company Credit Facility or any other future indebtedness will not allow such repurchases. In order to satisfy our obligations, we could seek to refinance the New Notes and any other indebtedness then required to be repurchased, or obtain a waiver from the holders of the New Notes and other affected indebtedness. However, we may not be able to obtain a waiver or effect a refinancing on terms acceptable to us, if at all. Our failure to purchase, or give notice of an offer to purchase, the New Notes would be a default under our Company Credit Facility and the indentures governing the New Notes, the outstanding 2025 notes, our 4.75% 2022 notes, 6.125% 2024 notes, original 2025 notes, 5.375% 2026 notes, 5.25% 2025 exchange notes and 5.375% 2026 exchange notes, and may constitute a default under future indebtedness as well. See “—Repurchase at the Option of Holders Upon a Change of Control” in “Description of the New 2025 Notes,” “Description of the New 2027 and New 2029 Notes” and “Description of the New 2030 Notes.” In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the New Notes, constitute a “change of control” that would require us to repurchase the New Notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the New Notes. See “—Repurchase at the Option of Holders Upon a Change of Control” in “Description of the New 2025 Notes,” “Description of the New 2027 and New 2029 Notes” and “Description of the New 2030 Notes.”

There are limited covenants in the indentures governing the New Notes.

The New 2027 Notes, the New 2029 Notes and the New 2030 Notes will be governed by the same indenture as the applicable series of Outstanding Notes and such indentures do not contain covenants that limit our ability or the ability of our restricted subsidiaries to incur or guarantee additional indebtedness and issue preferred stock, pay dividends or make other distributions, make other restricted payments and investments, sell assets, including capital stock of restricted subsidiaries, incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments and engage in transactions with affiliates. Although the indentures governing certain series of our outstanding notes, including the original 2025 indenture, contained covenants limiting such actions, such covenants ceased to apply to us and our restricted subsidiaries from and after November 12, 2019, the first date when the covenant termination conditions in the applicable indentures were satisfied. As a result, the holders of our outstanding notes and the New Notes will not be able to prevent us from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions, any of which could substantially affect our capital structure and have an adverse impact on your investment in the New Notes.

A lowering or withdrawal of the ratings assigned to the New Notes by rating agencies may increase our future borrowing costs and reduce our access to capital.

There can be no assurances that any rating assigned to the New Notes will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of the ratings assigned to the notes by rating agencies may increase our future borrowing costs and reduce our access to capital, which could have a material adverse impact on our financial condition and results of operations.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of Centene following completion of the WellCare Acquisition.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what Centene’s actual financial position or results of operations would have been had the WellCare Acquisition been completed on the dates indicated. Further, Centene’s actual results and financial position after the WellCare Acquisition may differ materially and adversely from the unaudited pro forma condensed combined financial data that is incorporated by reference in this prospectus. The unaudited pro forma condensed combined financial information was prepared with the expectation, as of the date of its preparation, that Centene would be identified as the acquirer under GAAP and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual purchase price and the fair value of the assets and liabilities of Centene under GAAP as of the date of the completion of the WellCare Acquisition. In addition, subsequent to the closing date, there will be further refinements of the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the pro forma condensed combined financial information incorporated by reference in this prospectus.

The increased indebtedness of Centene following the completion of the WellCare Acquisition could adversely affect Centene’s financial condition.

The increased indebtedness of Centene following the completion of the WellCare Acquisition in comparison to that of Centene on a historical basis could adversely affect Centene in a number of ways, including:

•	affecting Centene’s ability to pay or refinance its debts as they become due during adverse economic, financial market and industry conditions;
•	requiring Centene to use a larger portion of its cash flow for debt service, reducing funds available for other purposes;
•	causing Centene to be less able to take advantage of business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;
•	increasing Centene’s vulnerability to adverse economic, industry or competitive developments;
•	affecting Centene’s ability to obtain additional financing;
•	decreasing Centene’s profitability and/or cash flow;
•	causing Centene to be disadvantaged compared to competitors with less leverage;
•	resulting in a downgrade in the credit rating of Centene or any indebtedness of Centene or its subsidiaries which could increase the cost of further borrowings; and
•	limiting Centene’s ability to borrow additional funds in the future to fund working capital, capital expenditures and other general corporate purposes.

If we incur other additional indebtedness, the risks related to our substantial indebtedness may intensify.

Our amended and restated by-laws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a judicial forum that it finds favorable for certain disputes with us or our directors, officers or employees.

Our amended and restated by-laws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) action asserting a claim against us or any of our directors, officers, employees or agents arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL” or “Delaware law”), our amended and restated certificate of incorporation or our amended and restated by-laws, (iv) action asserting a claim against us or any of our directors, officers, employees or agents governed by the internal affairs doctrine, or (v) action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated by-laws, in each case regardless of whether such action or proceeding is based on common law, statutory, equitable, legal or other grounds, and, in each case, including any action brought by a beneficial owner of our shares; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the United States District Court for the District of Delaware; except for, in all cases, with respect to any action or proceeding as to which such state or federal court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination). The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. The Court of Chancery of the State of Delaware is not the sole and exclusive forum for actions brought under the Securities Act or the Exchange Act. Accordingly, the forum provision in our amended and restated by-laws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity holding, purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce the forum provision in our amended and restated by-laws with respect to any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in the forum provisions in our amended and restated by-laws (an “Inconsistent Action”) and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity.

This choice of forum provision may limit a stockholder’s ability to bring claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees and agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Alternatively, if a court were to find these provisions of our amended and restated by-laws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Risks Related to Our Business

Our business could be adversely affected by the effects of widespread public health pandemics, such as the spread of COVID-19.

Public health pandemics or widespread outbreaks of contagious diseases could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged, which has now spread to several countries, including the United States, and infections have been reported globally. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Factors that may determine the severity of the impact include the duration of the outbreak, new information which may emerge concerning the severity of COVID-19, the costs of treatment of COVID-19 and the potential that we will not receive state and federal government reimbursement of additional expenses incurred by our members that contract COVID-19, employee mobility and productivity and the actions to contain COVID-19 or treat its impact (including federal, state and local directives to remain at home or forced business closures), among others. Additionally, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets and a decline in interest rates, which increases the cost of capital, adversely impacts access to capital and could reduce our investment income. Finally, the impact of the above items on our state and government partners could result in delayed capitation payments to us. We cannot at this time predict the impact of the COVID-19 pandemic, but it could adversely affect our business, including our financial position, results of operations and/or cash flows.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the New Notes in the Exchange Offers. In consideration for issuing the New Notes in exchange for the Outstanding Notes as described in this prospectus, we will receive notes of equal principal amount. The Outstanding Notes surrendered in exchange for the New Notes will be retired and cancelled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the issuance of the Outstanding Notes, Centene entered into registration rights agreements on (i) December 6, 2019, with respect to the Outstanding 2025 Notes, the Outstanding 2027 Notes and the Outstanding 2029, and (ii) February 13, 2019, with respect to the Outstanding 2030 Notes (collectively, the “Registration Rights Agreements”). The Exchange Offers will permit eligible holders of the Outstanding Notes to exchange their Outstanding Notes for the applicable series of New Notes, which are identical in all material respects to the Outstanding Notes, except that:

•	the New Notes have been registered with the SEC under U.S. federal securities laws and will not bear any legend restricting their transfer;
•	the New Notes bear a different CUSIP number from the Outstanding Notes; provided that, the New 2025 Notes will have the same CUSIP number as the original 2025 notes;
•	the New Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and
•	the holders of the New Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the Registration Rights Agreements.

Pursuant to the Registration Rights Agreements, the Centene agreed that they will, at their expense, for the benefit of the holders of the Outstanding Notes:

•	file a registration statement (“Exchange Offer Registration Statement”) covering an offer to the holders of the Outstanding Notes to exchange all Outstanding Notes for the New Notes;
•	have the Exchange Offer Registration Statement become and remain effective until 180 days after the Expiration Date;
•	commence the Exchange Offers promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the Exchange Offers no later than 60 days after such effective date; and
•	use commercially reasonable efforts to consummate the Exchange Offers on or prior to (i) May 15, 2020, with respect to the Outstanding 2025 Notes, (ii) June 6, 2021, with respect to the Outstanding 2027 Notes and the Outstanding 2029 Notes and (iii) August 13, 2021, with respect to the Outstanding 2030 Notes.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Outstanding Notes in the Exchange Offers made pursuant to the Registration Rights Agreements. Copies of the Registration Rights Agreements are filed as exhibits to our current reports on Form 8-K and incorporated by reference into the this prospectus.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of the Outstanding Notes in any jurisdiction in which the Exchange Offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offers

We are offering to exchange up to $1,000,000,000 aggregate principal amount of our New 2025 Notes for a like aggregate principal amount of our Outstanding 2025 Notes, up to $2,500,000,000 aggregate principal amount of our New 2027 Notes for a like aggregate principal amount of our Outstanding 2027 Notes, up to $3,500,000,000 aggregate principal amount of our New 2029 Notes for a like aggregate principal amount of our Outstanding 2029 Notes and up to $2,000,000,000 aggregate principal amount of our New 2030 Notes for a like aggregate principal amount of our Outstanding 2030 Notes. The Outstanding Notes of each series must be tendered properly in accordance with the conditions set forth in this prospectus on or prior to the Expiration Date applicable to such series and not withdrawn as permitted below. In exchange for Outstanding 2025 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2025 Notes, in exchange for Outstanding 2027 Notes properly tendered and accepted, we will issue a like total principal amount of up to $2,500,000,000 in New 2027 Notes, in exchange for Outstanding 2029 Notes properly tendered and accepted, we will issue a like total principal amount of up to $3,500,000,000 in New 2029 Notes and in exchange for Outstanding 2030 Notes properly tendered and accepted, we will issue a like total principal amount of up to $2,000,000,000 in New 2030 Notes.

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Outstanding Notes of each series which are properly tendered on or prior to the Expiration Date applicable to such series and not withdrawn as permitted below. As used herein, the term “Expiration Date” initially means 5:00 p.m., New York City time, on          , 2020. We may, however, in our sole discretion, extend the period of time during which the Exchange Offers are open with respect to any series of the Outstanding Notes. The term “Expiration Date” means the latest time and date to which the Exchange Offers are extended with respect to a series.

This prospectus is first being sent on or about          , 2020, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange in the Exchange Offers is subject to the conditions described below under the heading “—Conditions to the Exchange Offers.” The Exchange Offers are not conditioned upon holders tendering a minimum principal amount of Outstanding Notes. As of the date of this prospectus, $1,000,000,000 aggregate principal amount of Outstanding 2025 Notes, $2,500,000,000 aggregate principal amount of Outstanding 2027 Notes, $3,500,000,000 aggregate principal amount of Outstanding 2029 Notes and $2,000,000,000 aggregate principal amount of Outstanding 2030 Notes are outstanding.

Outstanding Notes tendered in the Exchange Offers must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

Holders of the Outstanding Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. If you do not tender your Outstanding Notes or if you tender Outstanding Notes that we do not accept, your Outstanding Notes will remain outstanding. Any Outstanding Notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to such Outstanding Notes. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for more information regarding Outstanding Notes outstanding after the Exchange Offers.

After the Expiration Date, we will return to the holder any tendered Outstanding Notes that we did not accept for exchange.

NEITHER WE, OUR BOARD OF DIRECTORS, OUR MANAGEMENT NOR THE EXCHANGE AGENT MAKE ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFERS, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the Outstanding Notes of any series;
•	to terminate the Exchange Offer with respect to any series of Outstanding Notes and not accept any Outstanding Notes of one or more series for exchange if we determine that any of the conditions to the Exchange Offers with respect to any series have not occurred or have not been satisfied;
•	to extend the Expiration Date of the Exchange Offers with respect to one or more series and retain all Outstanding Notes of the applicable series tendered in the Exchange Offers other than those notes properly withdrawn; and
•	to waive any condition or amend the terms of the Exchange Offers with respect to one or more series in any manner.

If we materially amend the Exchange Offers with respect to one or more series, we will as promptly as practicable distribute a prospectus supplement to the holders of the Outstanding Notes of the applicable series disclosing the change and extend the Exchange Offers of the applicable series.

If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled Expiration Date with respect to the applicable series.

Acceptance of Outstanding Notes for Exchange and Issuance of New Notes

Upon satisfaction or waiver of all of the conditions of the Exchange Offer of a particular series, as promptly as practicable after the Expiration Date, we will accept all Outstanding Notes of any series validly tendered and not properly withdrawn, and we will issue New Notes of the applicable series registered under the Securities Act to the exchange agent. The exchange agent might not deliver the New Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged Outstanding Notes of any series validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered Outstanding Notes of any series, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of Outstanding Notes, letters of transmittal and related documents.

In tendering Outstanding Notes, you must warrant in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes;
•	we will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and other encumbrances; and
•	the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the Outstanding Notes.

The holder of each Outstanding Note accepted for exchange will receive a New Note in the amount equal to the surrendered Outstanding Note. Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offers will receive interest accruing from the later of the date of issuance and the most recent date to which interest has been paid on the Outstanding Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Outstanding Notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the Exchange Offers.

If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder (or, in the case of Outstanding Notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the Exchange Offers).

Procedures for Tendering Outstanding Notes

To participate in the Exchange Offers, you must properly tender your Outstanding Notes to the exchange agent as described below. We will only issue New Notes in exchange for Outstanding Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should follow carefully the instructions on how to tender your Outstanding Notes. It is your responsibility to properly tender your Outstanding Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your Outstanding Notes, please call the exchange agent whose address and phone number are described in this prospectus.

All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Outstanding Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the Exchange Offers promptly after the commencement of the Exchange Offers, and DTC participants may electronically transmit their acceptance of the Exchange Offers by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of this prospectus.

There is no procedure for guaranteed late delivery of the Outstanding Notes.

If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Outstanding Notes. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. A tender of Outstanding Notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;
•	to waive any of the conditions of the Exchange Offer with respect to any series of notes; and
•	to waive any condition or irregularity in the tender of Outstanding Notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any endorsement, bond power, power of attorney, or any other document required by the Exchange Offers is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Resales of New Notes

Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the Exchange Offers, we believe that a holder of New Notes, other than a broker-dealer, may offer New Notes for resale, resell and otherwise transfer the New Notes without delivering a prospectus to prospective purchasers, if the holder acquired the New Notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the New Notes and is not an “affiliate” (as defined under the Securities Act) of Centene. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on these Exchange Offers as it did in interpretive letters to other parties in similar transactions.

By tendering Outstanding Notes, the holder, other than participating broker-dealers, as defined below, of those Outstanding Notes is deemed to represent to us that, among other things:

•	the New Notes acquired in the Exchange Offers are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder;
•	at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•	neither the holder nor any other person receiving the New Notes is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Centene.

If any holder or any such other person is an “affiliate” of Centene or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the New Notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offers. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired Outstanding Notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of New Notes received in exchange for the Outstanding Notes pursuant to the Exchange Offers. We have agreed that, during the period ending 180 days after the consummation of the respective Exchange Offers, subject to extension in limited circumstances, we will use all commercially reasonable efforts to keep the Exchange Offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offers.

Withdrawal Rights

You can withdraw tenders of Outstanding Notes of any series at any time prior to 5:00 p.m., New York City time, on the Expiration Date with respect to such series.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the Outstanding Notes to be withdrawn;
•	identify the Outstanding Notes to be withdrawn, including the total principal amount of Outstanding Notes to be withdrawn;
•	where certificates for Outstanding Notes are transmitted, list the name of the registered holder of the Outstanding Notes if different from the person withdrawing the Outstanding Notes;
•	contain a statement that the holder is withdrawing his election to have the Outstanding Notes exchanged; and
•	be accompanied by documents of transfer to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes in the name of the person withdrawing the tender.

The notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, Outstanding Notes properly withdrawn may again be tendered at any time on or prior to the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.

In the case of Outstanding Notes tendered by book-entry transfer through DTC, the Outstanding Notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn Outstanding Notes will be returned to the holder after withdrawal. The Outstanding Notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Properly withdrawn Outstanding Notes may again be tendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time prior to 5:00 p.m., New York City time, on the applicable expiration date.

Conditions to the Exchange Offers

Notwithstanding any other provision of the Exchange Offers, we are not required to accept for exchange, or to issue New Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offers with respect to any series of notes, if at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date, we determine that such Exchange Offer violates applicable law or SEC policy.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the Exchange Offers with respect to any series, the prospectus will be amended or supplemented, and the Exchange Offers extended with respect to any series, if appropriate, as described under “—Terms of the Exchange Offers.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), we will not accept for exchange any Outstanding Notes of the applicable series tendered, and no New Notes will be issued in exchange for any such Outstanding Notes.

If we terminate or suspend the Exchange Offers with respect to any series based on a determination that such Exchange Offer violates applicable law or SEC policy, the Registration Rights Agreements require that we, as soon as practicable after such determination, use our commercially reasonable efforts to cause a shelf registration statement covering the resale of the Outstanding Notes of such series to be filed and declared effective by the SEC.

Exchange Agent

We appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the Exchange Offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus to the exchange agent at the address and phone number as follows:

By registered or certified mail, hand delivery or overnight courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Trust Corporation Corporate Trust
Operations – Reorganization Unit
111 Sanders Creek Parkway,
East Syracuse, NY 13057
Attn: Pamela Adamo

By Facsimile
732-667-9408
or by email at CT_REORG_UNIT_INQUIRIES@bnymellon.com

For information call:
315-414-3317
or by email at CT_REORG_UNIT_INQUIRIES@bnymellon.com

If you deliver any other documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

The Registration Rights Agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the New Notes and the conduct of the Exchange Offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the Exchange Offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Outstanding Notes pursuant to the Exchange Offers.

Transfer Taxes

Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes issued in the Exchange Offers are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offers, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with their tender, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the Exchange Offers.

Consequences of Failure to Exchange Outstanding Notes

Holders who desire to tender their Outstanding Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Centene is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offers, continue to be subject to the provisions in the applicable indentures regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering memorandums relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws.

Upon completion of the Exchange Offers, holders of the Outstanding Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. Holders of the New 2027 Notes, the New 2029 Notes and the New 2030 Notes and any Outstanding Notes of the applicable series which remain outstanding after consummation of the Exchange Offers will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture. Holders of the New 2025 Notes will vote together as a single class with holders of the original 2025 notes for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the original 2025 indenture.

Consequences of Exchanging Outstanding Notes

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by holders after the Exchange Offers other than by any holder who is an “affiliate” (as defined in Rule 405 under the Securities Act) of Centene. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such New Notes are acquired in the ordinary course of such holder’s business; and
•	such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the New Notes.

However, the SEC has not considered the Exchange Offers in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in such other circumstances. Each holder, other than a broker-dealer, by tendering Outstanding Notes in the Exchange Offers, is deemed to represent and must furnish a written representation, at our request, that:

•	it is acquiring the New Notes in the ordinary course of its business;
•	at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and
•	it is not an affiliate of Centene.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must acknowledge that such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver or make available a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offers.

DESCRIPTION OF THE NEW 2025 NOTES

Centene will issue up to $1,000.0 million aggregate principal amount of 4.75% senior notes due 2025 (the “new 2025 notes”) under an indenture dated November 9, 2016, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee (the “original 2025 indenture”). On November 9, 2016, Centene issued $1,200.0 million aggregate principal amount of 4.75% senior notes due 2025 (the “original 2025 notes”) pursuant to the original 2025 indenture, all of which remain outstanding under the original 2025 indenture. The new 2025 notes will be treated as a single class with the original 2025 notes and will have the same terms as the original 2025 notes, other than the date of issuance, issue price, transfer restrictions, certain related registration rights described herein and certain other limited exceptions. Upon completion of the Exchange Offers and the issuance of the new 2025 notes, the new 2025 notes will have the same CUSIP number and ISIN, and will be fungible with, the original 2025 notes. See “— Brief Description of the New 2025 Notes — New 2025 Notes Exchange Offer.”

You can find the definitions of certain terms used in this “Description of the New 2025 Notes” under the subheading “— Certain Definitions.” In this “Description of the New 2025 Notes,” references to “Centene,” “we,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.

The terms of the new 2025 notes will include those stated in the original 2025 indenture and those made part of the original 2025 indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of the New 2025 Notes” is a summary of the material provisions of the original 2025 indenture. It does not restate the original 2025 indenture in its entirety. We urge you to read the original 2025 indenture because it, and not this description, defines your rights as holders of the new 2025 notes. Copies of the original 2025 indenture are available upon request to Centene at the address indicated under “Where You Can Find More Information and Incorporation by Reference” elsewhere in this prospectus. Certain defined terms used in this “Description of the New 2025 Notes” but not defined below under the caption “— Certain Definitions” or elsewhere in this “Description of the New 2025 Notes” have the meanings assigned to them in the original 2025 indenture.

References to the “outstanding 2025 notes” refer to the notes in exchange for which the new 2025 notes are being offered. References to the “2025 notes” refer to the outstanding 2025 notes and the new 2025 notes, collectively. The outstanding 2025 notes were issued pursuant to the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee. As described above, the new 2025 notes will be issued pursuant to the original 2025 indenture. Therefore, any outstanding 2025 notes that remain outstanding after the completion of the Exchange Offers will constitute a separate series of notes from, will have a different CUSIP number and ISIN from, and will not be fungible with the 2025 notes. Additionally, although the terms of the outstanding 2025 notes are substantially identical to the terms of the original 2025 notes and the new 2025 notes, the outstanding 2025 notes will vote as a separate series from the 2025 notes.

The registered holder of a new 2025 note will be treated as the owner of it for all purposes. Only registered holders will have rights under the original 2025 indenture.

Brief Description of the New 2025 Notes

The New 2025 Notes

The new 2025 notes:

•	will be senior unsecured obligations of Centene;
•	will be equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes, and outstanding 2030 notes that remain outstanding following the Exchange Offers and the new 2027 Notes, the new 2029 Notes, the new 2030 notes issued pursuant to the Exchange Offers and the Company Credit Facility;
•	will be effectively junior in right of payment to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and
•	will be senior in right of payment to any future subordinated Indebtedness of Centene.

None of Centene’s subsidiaries will guarantee the 2025 notes. As a result, the new 2025 notes will be structurally subordinated to all Indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long term liabilities) of Centene’s subsidiaries, including the WellCare 2025 notes and WellCare 2026 notes. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the 2025 notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any Indebtedness of the subsidiary senior to that held by Centene.

All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including the new 2025 notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause such subsidiaries to distribute sufficient funds to enable us to meet our obligations under the new 2025 notes. See “Risk Factors — Risks Related to the New Notes — Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the 2025 notes will be effectively subordinated to our subsidiaries’ obligations.” As of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Notes Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had approximately $15.4 billion of senior debt outstanding and approximately $141 million of issued and undrawn letters of credit, and Centene’s subsidiaries had approximately $22.6 billion of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long term liabilities (excluding intercompany liabilities). In addition, as of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Notes Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had $1.9 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500.0 million). Of the outstanding letters of credit referenced above, approximately $27 million were issued under the Company Credit Facility. We previously stated that we intended to redeem the 2022 notes in accordance with the terms of the 2022 indenture with a portion of the proceeds from the offer and sale of the 2030 notes. As a result of the spread of COVID-19 and the resulting disruption and volatility in the global capital markets, we have deferred redemption of the 2022 notes at this time. While we are currently in a strong liquidity position and believe we have adequate access to capital, we believe it is prudent in this period of time to defer the redemption of the 2022 notes. Until we deliver a notice of redemption, the 2022 notes will remain outstanding.

As of the issue date for the new 2025 notes, all of our direct and indirect Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the original 2025 indenture and, except as described below, the restrictive covenants of the original 2025 indenture will not apply to the new 2025 notes.

Covenant Termination Effective November 12, 2019

As further described under “Summary — Recent Developments — Covenant Termination,” “— Certain Covenants — Overview” and “— Certain Covenants — Covenant Termination,” on November 12, 2019, S&P announced that the credit rating of the 2022 notes, 2024 notes, original 2025 notes and 2026 notes had been upgraded in satisfaction of the Covenant Termination Conditions (as defined below) and the similar provisions under the 2022 indenture, 2024 indenture, original 2025 indenture and 2026 indenture. As no Default had occurred and was continuing under the 2022 indenture, 2024 indenture, original 2025 indenture and 2026 indenture, the similar covenants included in the 2022 indenture, 2024 indenture, original 2025 indenture and 2026 indenture no longer apply to Centene and its restricted subsidiaries with respect to the 2022 notes, 2024 notes, 2025 notes (including the new 2025 notes that are issued) and 2026 notes. The indentures pursuant to which the outstanding 2025 notes and the Centene Exchange Notes were issued included similar covenant termination provisions and, as such, such covenants also ceased to apply to Centene and its restricted subsidiaries with respect to the outstanding 2025 notes and the Centene Exchange Notes. The indentures that govern the outstanding notes and that will govern the new 2027 notes, the new 2029 notes and the new 2030 notes do not include any covenants similar to the Terminated Covenants.

Accordingly, the holders of the 2022 notes, 2024 notes, original 2025 notes, 2026 notes, the Outstanding Notes and the New Notes and the holders of the Centene Exchange Notes will not be able to prevent us and our subsidiaries from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions and, except to the limited extent described below under “— Repurchase at the Option of Holders — Change of Control,” “— Certain Covenants — Liens,” and “— Certain Covenants — Merger, Consolidation or Sale of Assets,” would not necessarily be protected in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene or its subsidiaries that may adversely affect such holders. While the Terminated Covenants are included in the original 2025 indenture, they do not apply to the existing 2025 notes and will not apply to the new 2025 notes and have not been described herein.

Principal, Maturity and Interest

The Company will issue up to $1,000.0 million aggregate principal amount of new 2025 notes. We may issue additional notes under the original 2025 indenture from time to time after the Exchange Offers. The new 2025 notes, the original 2025 notes and any additional notes subsequently issued under the original 2025 indenture will be treated as a single class for all purposes under the original 2025 indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase; provided, however, that in the event that any additional notes are not fungible with the 2025 notes for federal income tax purposes, such non-fungible additional notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the 2025 notes. The 2025 notes will be issued in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The 2025 notes will mature on January 15, 2025. Interest on the 2025 notes will accrue at the rate of 4.75% per annum and is payable semi-annually in arrears on January 15 and July 15. Interest on the new 2025 notes will be payable commencing July 15, 2020. We will make each interest payment to the holders of record on the immediately preceding January 1 and July 1. Interest on the new 2025 notes will be deemed to have accrued from January 15, 2020, which was the date it was most recently paid on the outstanding 2025 notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the 2025 Notes

All payments on the 2025 notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Centene elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the 2025 Notes

The Trustee currently acts as the paying agent and registrar. Centene may change the paying agent or registrar without prior notice to the holders of the 2025 notes, and Centene or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange 2025 notes in accordance with the provisions of the original 2025 indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of 2025 notes. Holders will be required to pay all taxes due on transfer. Centene is not required to transfer or exchange any 2025 note selected for redemption. Also, Centene is not required to transfer or exchange any 2025 note for a period of 15 days before a selection of 2025 notes to be redeemed.

Optional Redemption

Centene may redeem all or any portion of the 2025 notes, at once or over time, upon notice as described below under the caption “— Selection and Notice.” The 2025 notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of the 2025 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The following prices are for 2025 notes redeemed during the 12-month period commencing on January 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2020	103.563%
2021	102.375%
2022	101.188%
2023 and thereafter	100.000%

Any redemption of the 2025 notes may, at Centene’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Centene’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by Centene in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by Centene in its sole discretion) by the redemption date, or by the redemption date so delayed.

Selection and Notice

If less than all of the 2025 notes are to be redeemed at any time, such 2025 notes to be redeemed shall be selected in accordance with the operating procedures of The Depository Trust Company (“DTC”).

No 2025 notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by electronic transmission (for 2025 notes held in book entry form) or first class mail at least 30 but not more than 60 days before the redemption date to each holder of 2025 notes to be redeemed at its registered address, provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2025 notes or a satisfaction and discharge of the original 2025 indenture. All of the 2025 notes will be issued under the original 2025 indenture.

If any 2025 note is to be redeemed in part only, the notice of redemption that relates to that 2025 note will state the portion of the principal amount of that 2025 note that is to be redeemed. A new 2025 note in principal amount equal to the unredeemed portion of the original 2025 note will be issued in the name of the holder of the 2025 note upon cancellation of the original 2025 note. 2025 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on 2025 notes or portions of them called for redemption.

The Trustee shall not be responsible for any actions taken or not taken by DTC.

Mandatory Redemption

Centene is not required to make mandatory redemption or sinking fund payments with respect to the 2025 notes. However, under certain circumstances, Centene may be required to offer to purchase 2025 notes as described below under the caption “— Repurchase at the Option of Holders—Change of Control.” Centene may at any time and from time to time purchase 2025 notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of 2025 notes will have the right to require Centene to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2025 notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the original 2025 indenture. In the Change of Control Offer, Centene will offer a payment in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount of 2025 notes repurchased plus accrued and unpaid interest, if any, on the 2025 notes repurchased, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).

Within 30 days following the date upon which the Change of Control occurred Centene will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2025 notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the original 2025 indenture and described in such notice. Centene will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2025 notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the original 2025 indenture, Centene will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the original 2025 indenture by virtue of such compliance. On the Change of Control Payment Date, Centene will, to the extent lawful:

(1)	accept for payment all 2025 notes or portions of 2025 notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2025 notes or portions of 2025 notes properly tendered and not withdrawn; and
(3)	deliver or cause to be delivered to the Trustee the 2025 notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2025 notes or portions of 2025 notes being purchased by Centene.

The paying agent will promptly send to each holder of 2025 notes properly tendered the Change of Control Payment for such 2025 notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2025 note equal in principal amount to the unpurchased portion of the 2025 notes surrendered, if any; provided that each new 2025 note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Centene will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Under clause (4) of the definition of Change of Control, a Change of Control will occur when a majority of Centene’s Board of Directors are not Continuing Directors. In a decision in connection with a proxy contest, the Delaware Court of Chancery has held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors,” provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties owed to the corporation and its stockholders. Therefore, in certain circumstances involving a significant change in the composition of Centene’s Board of Directors, including in connection with a proxy contest where Centene’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the 2025 notes may not be entitled to require Centene to make a Change of Control Offer.

The Company Credit Facility, the 2022 indenture, the 2024 indenture, the original 2025 indenture, the new 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture and the 2030 indenture each provide, that certain change of control events with respect to Centene will constitute a default thereunder. Any future credit agreements or other agreements to which Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repay any borrowings outstanding under the Company Credit Facility and to repurchase (i) the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes and the outstanding 2030 notes that remain outstanding following the Exchange Offers or (ii) following the consummation of the Exchange Offers, the new 2025 notes, the new 2027 notes, the new 2029 notes and the new 2030 notes, in each case following a Change of Control also may be limited by Centene’s then existing resources. There can be no assurance that sufficient funds will be available when necessary to make any required repayments or repurchases. Centene’s failure to repay the Company Credit Facility or to repurchase (i) the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes and outstanding 2030 notes that remain outstanding following the Exchange Offers or, (ii) following the consummation of the Exchange Offers, the new 2025 notes, the new 2027 notes, the new 2029 notes and the new 2030 notes, in each case in connection with a Change of Control, would result in a Default under the Company Credit Facility, the 2022 indenture, the 2024 indenture, the original 2025 indenture, the 2025 exchange indenture, the new 2025 indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture and the 2030 indenture, respectively. Such a Default would, in turn, constitute a default under other existing Indebtedness of Centene and may constitute a default under future Indebtedness as well. The Company’s obligation to make an offer to repurchase the 2025 notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the 2025 notes. See “— Amendment, Supplement and Waiver.” The provisions of the original 2025 indenture would not necessarily afford holders of the 2025 notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene that may adversely affect the holders.

Centene will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the original 2025 indenture applicable to a Change of Control Offer made by Centene and purchases all 2025 notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2025 notes to require Centene to repurchase its 2025 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Overview

On November 12, 2019, the Company satisfied the requirements set forth in clauses (a) and (b) of the first paragraph set forth below under “— Covenant Termination” (the “Covenant Termination Conditions”) and, as a result, the Terminated Covenants no longer apply to the Company and its Restricted Subsidiaries with respect to the original 2025 notes and will not apply to the Company and its Restricted Subsidiaries with respect to the new 2025 notes. Accordingly, holders of the new 2025 notes will not be able to prevent us and our subsidiaries from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions and, except to the limited extent described below under “— Liens” and “— Merger, Consolidation or Sale of Assets,” and above under “— Repurchase at the Option of Holders — Change of Control,” would not necessarily be protected in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene or its subsidiaries that may adversely affect the holders.

No Default, Event of Default or breach of any kind shall be deemed to exist under the original 2025 indenture or the 2025 notes with respect to the Terminated Covenants based on, and none of Centene or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the 2025 notes attain an Investment Grade Rating, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect. The Terminated Covenants have already been terminated with respect to the original 2025 notes and the new 2025 notes and therefore have not been described herein. Centene and its Restricted Subsidiaries remain subject to the provisions of the original 2025 indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and described under the following subheadings:

•	“Liens,”
•	“Merger, Consolidation or Sale of Assets” (other than the financial test set forth in clause (4) of that covenant),
•	“Payment for Consent,” and

•	“SEC Reports.”

Liens

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any consensual Liens of any kind (other than Permitted Liens) against or upon any of their respective properties or assets, now owned or hereafter acquired, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness of Centene unless prior to, or contemporaneously therewith, the 2025 notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to the 2025 notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the 2025 notes with the same relative priority as such Indebtedness has with respect to the 2025 notes.

Merger, Consolidation or Sale of Assets

Centene may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Centene is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Centene in one or more related transactions, to another Person; unless:

(1)	either:
(a)	Centene is the surviving corporation; or
(b)	the Person formed by or surviving any such consolidation or merger (if other than Centene) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Surviving Entity expressly assumes pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of Centene under the 2025 notes and the original 2025 indenture; and
(3)	immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of Centene, which properties or assets, if held by Centene instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of Centene on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of Centene.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Centene may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Centene as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Centene giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the original 2025 indenture. The Board of Directors of Centene may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Centene; provided that such designation will only be permitted if no Default or Event of Default would be in existence following such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

Payments for Consent

Centene will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of 2025 notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the original 2025 indenture or the 2025 notes unless such consideration is offered to be paid and is paid to all holders of the 2025 notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

The original 2025 indenture provides that whether or not required, so long as the 2025 notes are outstanding, Centene will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the Trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Centene is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The original 2025 indenture further provides that, notwithstanding that Centene may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the 2025 notes are outstanding Centene will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. Centene will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of the 2025 notes if Centene has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 consecutive days in the payment when due and payable of interest on the 2025 notes;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the 2025 notes (upon maturity, redemption, required repurchase or otherwise);
(3)	failure by Centene or any of its Restricted Subsidiaries to comply with the covenant described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;”
(4)	failure by Centene or any of its Restricted Subsidiaries for 30 consecutive days after notice to comply with the provisions described under the caption “—Repurchase at the Option of Holders — Change of Control;”
(5)	failure by Centene for 120 days after notice to comply with the provisions described under the caption “— SEC Reports;”
(6)	failure by Centene or any of its Restricted Subsidiaries for 60 consecutive days after notice to Centene by the Trustee or the holders of at least 25.0% in aggregate principal amount of the 2025 notes then outstanding voting as a single class to comply with any of its other covenants or agreements in the original 2025 indenture or the 2025 notes;
(7)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Centene or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Centene or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Reference Issue Date, if that default:
(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any applicable grace period (a “Payment Default”); or
(b)	results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $125.0 million or more;
(8)	failure by Centene or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $125.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

(9)	certain events of bankruptcy, insolvency or reorganization described in the original 2025 indenture with respect to Centene or any Significant Subsidiary of Centene or any group of Subsidiaries of Centene that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default specified in clause (9), with respect to Centene, any Subsidiary that constitutes a Significant Subsidiary of Centene or any group of Subsidiaries of Centene that, taken together, would constitute a Significant Subsidiary, the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding 2025 notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25.0% in aggregate principal amount of the then outstanding 2025 notes may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding 2025 notes due and payable immediately.

Holders of the 2025 notes may not enforce the original 2025 indenture or the 2025 notes except as provided in the original 2025 indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2025 notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2025 notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on the 2025 notes.

The holders of at least a majority in aggregate principal amount of the 2025 notes then outstanding by notice to the Trustee may on behalf of the holders of all of the 2025 notes waive any existing Default or Event of Default and its consequences under the original 2025 indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the 2025 notes, and rescind any acceleration and its consequences with respect to the 2025 notes.

Centene is required to deliver to the Trustee annually a statement regarding compliance with the original 2025 indenture. Upon becoming aware of any Default or Event of Default, Centene is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Centene, as such, will have any liability for any Obligations of Centene under the 2025 notes, the original 2025 indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of 2025 notes by accepting a 2025 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2025 notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Centene may, at its option and at any time, elect to have all of its Obligations discharged with respect to the 2025 notes outstanding (“Legal Defeasance”) except for:

(1)	the rights of holders of 2025 notes outstanding to receive payments in respect of the principal of, or interest or premium, if any, on such 2025 notes when such payments are due from the trust referred to below;
(2)	Centene’s Obligations with respect to the 2025 notes concerning issuing temporary 2025 notes, mutilated, destroyed, lost or stolen 2025 notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the Trustee, and Centene’s Obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the original 2025 indenture.

In addition, Centene may, at its option and at any time, elect to have its Obligations released with respect to certain covenants that are described in the original 2025 indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2025 notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2025 notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Centene must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2025 notes, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the 2025 notes outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and Centene must specify whether the 2025 notes are being defeased to maturity or to a particular redemption date;
(2)	in the case of Legal Defeasance, Centene must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Centene has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Reference Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the 2025 notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, Centene must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the 2025 notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);
(5)	such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the original 2025 indenture) to which Centene or any of its Subsidiaries is a party or by which Centene or any of its Subsidiaries is bound;
(6)	Centene must deliver to the Trustee an officers’ certificate stating that the deposit was not made by Centene with the intent of preferring the holders of 2025 notes over the other creditors of Centene with the intent of defeating, hindering, delaying or defrauding creditors of Centene or others; and
(7)	Centene must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the original 2025 indenture or the 2025 notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the 2025 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2025 notes), and any existing Default or Event of Default or compliance with any provision of the original 2025 indenture or the 2025 notes may be waived with the consent of the holders of a majority in principal amount of the 2025 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2025 notes).

Without the consent of each holder of 2025 notes affected, an amendment, supplement or waiver may not (with respect to any 2025 notes held by a non-consenting holder):

(1)	reduce the principal amount of 2025 notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the Stated Maturity of any 2025 note or alter the provisions with respect to the redemption or repurchase of the 2025 notes relating to the covenant (and applicable definitions) described above under the caption “—Repurchase at the Option of Holders—Change of Control;”

(3)	reduce the rate of or change the time for payment of interest on any 2025 note;
(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the 2025 notes (except a rescission of acceleration of the 2025 notes by the holders of at least a majority in aggregate principal amount of the 2025 notes then outstanding and a waiver of the Payment Default that resulted from such acceleration);
(5)	make any 2025 note payable in money other than that stated in the 2025 notes;
(6)	make any change in the provisions (including applicable definitions) of the original 2025 indenture relating to waivers of past Defaults or the rights of holders of 2025 notes to receive payments of principal of, or interest or premium, if any, on the 2025 notes;
(7)	waive a redemption or repurchase payment with respect to any 2025 note (including a payment required by the provisions described above under the caption “— Repurchase at the Option of Holders”);
(8)	make any change in the ranking of the 2025 notes in a manner adverse to the holders thereof; or
(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of 2025 notes, Centene and the Trustee may amend or supplement the original 2025 indenture or the 2025 notes:

(1)	to cure any ambiguity, mistake, defect or inconsistency;
(2)	to provide for uncertificated 2025 notes in addition to or in place of certificated 2025 notes;
(3)	to provide for the assumption of Centene’s obligations to holders of 2025 notes in the case of a merger or consolidation or sale of all or substantially all of Centene’s assets or any other transaction that complies with the original 2025 indenture;
(4)	to make any change that would provide any additional rights or benefits to the holders of 2025 notes or that does not adversely affect the legal rights under the original 2025 indenture of any such holder;
(5)	to provide for the issuance of additional 2025 notes in accordance with the original 2025 indenture;
(6)	to comply with requirements of the SEC in order to effect or maintain the qualification of the original 2025 indenture under the Trust Indenture Act;
(7)	to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the 2025 notes;
(8)	to evidence and provide the acceptance of the appointment of a successor Trustee under the original 2025 indenture;
(9)	to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of 2025 notes as additional security for the payment and performance of Centene’s or a Guarantor’s Obligations under the original 2025 indenture in any property or assets;
(10)	to comply with the rules of any applicable securities depositary;
(11)	to release a Guarantor from its Guarantee pursuant to the terms of the original 2025 indenture when permitted or required pursuant to the terms of the original 2025 indenture;
(12)	to conform the text of the original 2025 indenture, the 2025 notes or the Guarantees to the corresponding provision in the “Description of the Notes” in the prospectus supplement with respect to the sale of the original 2025 notes to the extent that such provision in such “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of the original 2025 indenture, the 2025 notes or the Guarantees; or
(13)	to comply with the covenant described above under the caption “— Certain Covenants Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

The original 2025 indenture will be discharged and will cease to be of further effect as to all 2025 notes issued thereunder, when:

(1)	either:
(a)	all 2025 notes issued thereunder that have been authenticated, except lost, stolen or destroyed 2025 notes that have been replaced or paid and 2025 notes for whose payment money has been deposited in trust and thereafter repaid to Centene, have been delivered to the Trustee for cancellation; or
(b)	all 2025 notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and Centene has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2025 notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Centene is a party or by which Centene is bound;
(3)	Centene has paid or caused to be paid all sums payable by it under the original 2025 indenture; and
(4)	Centene has delivered irrevocable instructions to the Trustee under the original 2025 indenture to apply the deposited money toward the payment of the 2025 notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Centene, the original 2025 indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

The holders of a majority in principal amount of the 2025 notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The original 2025 indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the original 2025 indenture at the request of any holder of 2025 notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the 2022 indenture, the 2024 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the new 2025 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the WellCare 2025 indenture and the WellCare 2026 indenture.

Governing Law

The laws of the State of New York govern the original 2025 indenture and the 2025 notes, in each case without giving effect to applicable principles of conflicts of law.

Certain Definitions

As used in this “Description of the New 2025 Notes,” section, the following terms have the meanings set forth below.

“2022 indenture” means the indenture dated April 29, 2014, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2022 notes” means Centene’s 4.75% senior notes due 2022 issued pursuant to the 2022 indenture.

“2024 indenture” means the indenture dated February 11, 2016, between Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated March 24, 2016, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2024 notes” means Centene’s 6.125% senior notes due 2024 issued pursuant to the 2024 indenture.

“2025 exchange indenture” means the indenture dated January 23, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2025 exchange notes” means Centene’s 5.25% senior notes due 2025 issued pursuant to the 2025 exchange indenture.

“2026 exchange indenture” means the indenture dated January 23, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2026 exchange notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 exchange indenture.

“2026 indenture” means the indenture dated May 23, 2018, between Centene Escrow I Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated July 1, 2018, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2026 notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 indenture.

“2027 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2029 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2030 indenture” means the indenture dated February 13, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any notes on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or
(2)	the excess, if any, of
(a)	the present value at such redemption date of (i) the redemption price of the note at January 15, 2020 (such redemption prices being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through January 15, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of such note, as calculated by Centene or on behalf of Centene by such Person as Centene shall designate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) and Section 14(d) of the Exchange Act, respectively), such “person” or “group,” as the case may be, will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to the Reference Issue Date.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	Dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s, and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or Standard & Poor’s (or, if at any time neither Moody’s nor Standard & Poor’s shall be rating such obligations, an equivalent rating from another internationally recognized ratings agency) with maturities of 12 months or less from the date of acquisition; and
(7)	money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.

“Centene Plaza Phase II Subsidiary” means the wholly-owned Subsidiary of Centene that will be the initial developer of the Centene Plaza Phase II Project.

“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

“Centene Plaza Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center LLC, a Delaware limited liability company.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act, respectively);
(2)	the adoption of a plan relating to the liquidation or dissolution of Centene;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Centene, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of Centene are not Continuing Directors; or
(5)	Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Company Credit Facility” means the Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, and as further amended and restated as of November 14, 2019 by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Centene and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Centene who:

(1)	was a member of such Board of Directors on the Reference Issue Date; or
(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of Centene.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Reference Issue Date.

“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Centene’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the original 2025 indenture and its respective successors and assigns.

“Health Net Indenture” means the indenture dated as of May 18, 2007, by and between Health Net, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, as supplemented by the first supplemental indenture, dated as of August 12, 2015, and the second supplemental indenture dated as of March 24, 2016, with respect to the Health Net Notes.

“Health Net Notes” means the Health Net 6.375% Notes due 2017 issued pursuant to the Health Net Indenture.

“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the original 2025 indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the original 2025 indenture to a floating rate liability or obligation.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;
(6)	representing any Hedging Obligations; or
(7)	Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the original 2025 indenture.

The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in the original 2025 indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the aggregate principal amount of such Indebtedness at such time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“new 2025 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“new 2027 notes” means Centene’s 4.25% senior notes due 2027 to be issued pursuant to the 2027 indenture in exchange for outstanding 2027 notes in the Exchange Offers.

“new 2029 notes” means Centene’s 4.625% senior notes due 2029 to be issued pursuant to the 2029 indenture in exchange for outstanding 2029 notes in the Exchange Offers.

“new 2030 notes” means Centene’s 3.375% senior notes due 2030 to be issued pursuant to the 2030 indenture in exchange for outstanding 2030 notes in the Exchange Offers.

“NML Loan” means a certain loan in the original principal amount of $80,000,000 from The Northwestern Mutual Life Insurance Company to the Centene Plaza Subsidiary secured by various collateral, including but not limited to the interest of the Centene Plaza Subsidiary in the Centene Plaza Project.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Centene whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“outstanding 2025 notes” means Centene’s 4.75% senior notes due 2025, in exchange for which the new 2025 notes are being offered, issued on December 6, 2019 pursuant to the new 2025 indenture.

“outstanding 2027 notes” means Centene’s 4.25% senior notes due 2027, in exchange for which the new 2027 notes are being offered, issued on December 6, 2019 pursuant to the 2027 indenture.

“outstanding 2029 notes” means Centene’s 3.375% senior notes due 2030, in exchange for which the new 2030 notes are being offered, issued on February 13, 2020 pursuant to the 2030 indenture.

“outstanding 2030 notes” means Centene’s 3.375% senior notes due 2030, in exchange for which the new 2030 notes are being offered, issued on February 13, 2020 pursuant to the 2030 indenture.

“Permitted Liens” means:

(1)	Liens in favor of Centene or any of its Restricted Subsidiaries;
(2)	Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger or consolidation and not incurred in contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into and consolidated with Centene or the Restricted Subsidiary;
(3)	Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, in each case, that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(4)	Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such acquisition and not incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;
(5)	Liens to secure the performance of statutory Obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974);
(6)	Liens existing on the Reference Issue Date;
(7)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;
(8)	Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted by the original 2025 indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is security for a Permitted Lien hereunder;

(9)	Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);
(10)	Liens to secure Indebtedness (including Capital Lease Obligations) of Centene or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Centene or its Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (x) $425.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;
(11)	Liens to secure Indebtedness of Centene’s Foreign Restricted Subsidiaries which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) then outstanding, does not exceed the greater of (x) $550.0 million or (y) 3.25% of Centene’s Consolidated Total Assets” provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;
(12)	Liens securing (a) Real Estate Indebtedness not to exceed in the aggregate at any one time outstanding the greater of (x) $850.0 million or (y) 5.0% of Centene’s Consolidated Total Assets or (b) Indebtedness in respect of secured or unsecured letters of credit incurred by Centene or any Restricted Subsidiary of Centene in an aggregate principal amount not to exceed $500.0 million;
(13)	Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(14)	Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction; and
(15)	other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Centene or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Centene or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:

(1)	the aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);
(2)	such Permitted Refinancing Indebtedness has a final maturity no earlier than the final maturity of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(3)	if Subordinated Obligations are being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Subordinated Obligations being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by Centene or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary of Centene pursuant to which (a) Centene or such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its Subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the NML Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of Centene with respect to any debt or obligations of the Centene Plaza Subsidiary or the Centene Plaza Phase II Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene Plaza Subsidiary or the Centene Plaza Phase II Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary or the Centene Plaza Phase II Subsidiary (with respect to which Centene has Indirect Obligations) is used solely to finance the Centene Plaza Project or the Centene Plaza Phase II Project, as applicable.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary of Centene, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Reference Issue Date” means November 9, 2016, the date on which the original 2025 notes were initially issued.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Amended and Restated Credit Agreement, dated as of March 24, 2016, among Centene Corporation, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a wholly-owned Subsidiary of Centene:

(1)	that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);
(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)	is guaranteed by Centene or any Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(B)	is recourse to or obligates Centene or any other Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(C)	subjects any property or asset of Centene or any other Subsidiary of Centene, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;
(4)	with respect to which neither Centene nor any other Subsidiary of Centene has any obligation to maintain or preserve its financial condition or cause such entity to achieve certain levels of operating results; and
(5)	with which neither Centene nor any Subsidiary of Centene has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Reference Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Subsidiary of Centene that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Reference Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligations” means any Indebtedness of Centene (whether outstanding on the Reference Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Centene’s obligations under the original 2025 indenture and on the notes, executed pursuant to the provisions of the original 2025 indenture and any supplemental indenture thereto.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to January 15, 2020; provided, however, that if the period from the redemption date to January 15, 2020 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means, with respect to the original 2025 indenture, The Bank of New York Mellon Trust Company, N.A., and its successors and assigns, until a successor replaces it under the new 2025 indenture and, thereafter, means the successor thereto.

“Unrestricted Subsidiary” means any Subsidiary of Centene that is designated by the Board of Directors of Centene as an Unrestricted Subsidiary pursuant to a resolution of Centene’s Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;
(2)	is not party to any agreement, contract, arrangement or understanding with Centene or any Restricted Subsidiary of Centene, unless the terms of any such agreement, contract, arrangement or understanding, taken as a whole with the terms of all other agreements, contracts, arrangements or understandings of such Unrestricted Subsidiary with Centene or any Restricted Subsidiary of Centene, are no less favorable to Centene or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Centene;
(3)	is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries; and
(5)	has at least one director on its Board of Directors that is not a director or executive officer of Centene or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Centene or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)	the then outstanding principal amount of such Indebtedness.

“WellCare” means WellCare Health Plans, Inc., a Delaware corporation, and wholly owned subsidiary of Centene.

“WellCare 2025 indenture” means the indenture dated March 22, 2017, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated March 22, 2017, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, the second supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the third supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2025 notes” means WellCare’s 5.25% senior notes due 2025 issued pursuant to the WellCare 2025 indenture.

“WellCare 2026 indenture” means the indenture dated August 13, 2018, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the second supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2026 notes” means WellCare’s 5.375% senior notes due 2026 issued pursuant to the WellCare 2026 indenture.

“WellCare Notes Exchange Offers” means Centene’s exchange offers for any and all of the 5.25% Senior Notes due 2025 and 5.375% Senior Notes due 2026 issued by WellCare for up to $1,950,000,000 aggregate principal amount of new notes to be issued by Centene (the “Centene Exchange Notes”) and cash.

Book-Entry, Delivery and Form

Except as set forth below, the 2025 notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The 2025 notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Centene that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Centene that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the original 2025 indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the original 2025 indenture. Under the terms of the original 2025 indenture, Centene and the trustee will treat the persons in whose names the new 2025 notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of Centene, the trustee or any agent of Centene or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Centene that its current practice, at the due date of any payment in respect of securities such as the new 2025 notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the new 2025 notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Centene. Neither Centene nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new 2025 notes, and Centene and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Centene that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new 2025 notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the new 2025 notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Centene, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)	DTC (a) notifies Centene that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Centene fails to appoint a successor depositary within 90 days;
(2)	Centene in its sole discretion determines that such Global Note shall be exchangeable; or
(3)	there has occurred and is continuing an Event of Default.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the original 2025 notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the new 2025 indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Transfer Restrictions.”

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

Centene will make payments in respect of the new 2025 notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Centene will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new 2025 notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Centene expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Centene that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF THE NEW 2027 AND NEW 2029 NOTES

Centene will issue (i) up to $2,500,000,000 aggregate principal amount of 4.25% senior notes due 2027 (the “new 2027 notes”) under an indenture dated December 6, 2019 (the “2027 indenture”), between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee, and (ii) up to $3,500,000,000 aggregate principal amount of 4.625% senior notes due 2029 (the “new 2029 notes”) under an indenture dated December 6, 2019 (the “2029 indenture”), between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

The new 2027 notes and the new 2029 notes are referred to collectively solely in this “Description of the New 2027 and New 2029 Notes” as the “new notes” and the 2027 indenture and the 2029 indenture are referred to collectively solely in this “Description of the New 2027 and New 2029 Notes” as the “indentures.” The new 2027 notes and the new 2029 notes are each a separate series of the new notes and have been issued under separate indentures. As a result, holders of each such series of the notes will have separate rights to, among other things, receive payments of principal and interest, give notices of defaults or direct the Trustee to exercise remedies during an Event of Default or otherwise, and consent to amendments of the applicable indenture and the applicable series of the new notes. The new notes will not be subject to the special mandatory redemption provisions described in the indentures.

You can find the definitions of certain terms used in this “Description of the New 2027 and New 2029 Notes” under the subheading “— Certain Definitions.” In this “Description of the New 2027 and New 2029 Notes,” references to “Centene,” the “Issuer,” “we,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.

The terms of the new notes will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of the New 2027 and New 2029 Notes” is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read the applicable indenture because it, and not this “Description of the New 2027 and New 2029 Notes,” define your rights as holders of the applicable series of the new notes. Copies of the indentures will be available upon request to Centene at the address indicated under “Where You Can Find More Information and Incorporation by Reference” elsewhere in this prospectus. Certain defined terms used in this “Description of the New 2027 and New 2029 Notes” but not defined below under the caption “— Certain Definitions” or elsewhere in this “Description of the New 2027 and New 2029 Notes” have the meanings assigned to them in the applicable indenture.

References to the “outstanding 2027 notes” or “outstanding 2029 notes” refer to the notes in exchange for which the new notes are being offered and collectively are referred to as the “outstanding notes”. References to the “2027 notes” refer to the outstanding 2027 notes and the new 2027 notes, collectively. References to the “2029 notes” refer to the outstanding 2029 notes and the new 2029 notes, collectively. References to the “notes” refer to the “new notes” and the “outstanding notes”, collectively. Any outstanding notes of a series that remain outstanding after the completion of the Exchange Offers, together with the new notes of such series issued in the Exchange Offers, will be treated as a single class of securities under the respective indenture and are referred to in this section as a “series” of notes.

The registered holder of a new note will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

Brief Description of the New Notes

The new notes

The new notes:

•	will be senior unsecured obligations of Centene;
•	will be equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, notes and outstanding 2030 notes that remain outstanding following the Exchange Offers and any new 2025 notes and new 2030 notes issued pursuant to the Exchange Offers and the Company Credit Facility;

•	will be effectively junior to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and
•	will be senior in right of payment to any future subordinated Indebtedness of Centene.

None of Centene’s subsidiaries will guarantee the new notes. As a result, the new notes will be structurally subordinated to all Indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of Centene’s subsidiaries, including the WellCare 2025 Notes and the WellCare 2026 Notes. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the new notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any Indebtedness of the subsidiary senior to that held by Centene.

All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including the new notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause such subsidiaries to distribute sufficient funds to enable us to meet our obligations under the new notes. See “Risk Factors — Risks Related to the New Notes — Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the new notes will be effectively subordinated to our subsidiaries’ obligations.” As of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Notes Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had approximately $15.4 billion of senior debt outstanding and approximately $141 million of issued and undrawn letters of credit, and Centene’s subsidiaries had approximately $22.6 billion of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long-term liabilities (excluding intercompany liabilities). In addition, as of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Notes Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had approximately $1.9 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500.0 million). Of the outstanding letters of credit referenced above, approximately $27 million were issued under the Company Credit Facility. We previously stated that we intended to redeem the 2022 notes in accordance with the terms of the 2022 indenture with a portion of the proceeds from the offer and sale of the 2030 notes. As a result of the spread of COVID-19 and the resulting disruption and volatility in the global capital markets, we have deferred redemption of the 2022 notes at this time. While we are currently in a strong liquidity position and believe we have adequate access to capital, we believe it is prudent in this period of time to defer the redemption of the 2022 notes. Until we deliver a notice of redemption, the 2022 notes will remain outstanding.

On the Issue Date, all of our direct and indirect Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to certain restrictive covenants in the indentures.

Principal, Maturity and Interest

New 2027 notes

The Issuer will issue up to $2,500.0 million aggregate principal amount of the new 2027 notes in the Exchange Offers. The Issuer may issue additional 2027 notes (“Additional 2027 notes”) under the 2027 indenture from time to time after the Exchange Offers. The outstanding 2027 notes, the new 2027 notes and any Additional 2027 notes subsequently issued under the 2027 indenture will be treated as a single class for all purposes under the 2027 indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, in the event that any Additional 2027 notes are not fungible with the 2027 notes for federal income tax purposes, such non-fungible Additional 2027 notes will be issued with a separate CUSIP number and

ISIN so they are distinguishable from the 2027 notes. The Issuer will issue 2027 notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The new 2027 notes will mature on December 15, 2027. Interest on the new 2027 notes will accrue at the rate of 4.25% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2020. The Issuer will make each interest payment to the holders of record on the immediately preceding June 1 and December 1. Interest on the new 2027 notes will accrue from the date of issuance of the outstanding 2027 notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

New 2029 notes

The Issuer will issue up to $3,500.0 million aggregate principal amount of the new 2029 notes in the Exchange Offers. The Issuer may issue additional 2029 notes (“Additional 2029 notes”) under the 2029 indenture from time to time after the Exchange Offers. The outstanding 2029 notes, the new 2029 notes and any Additional 2029 notes subsequently issued under the 2029 indenture will be treated as a single class for all purposes under the 2029 indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional 2029 notes are not fungible with the 2029 notes for federal income tax purposes, such non-fungible Additional 2029 notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the 2029 notes. The Issuer will issue 2029 notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The new 2029 notes will mature on December 15, 2029. Interest on the new 2029 notes will accrue at the rate of 4.625% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2020. The Issuer will make each interest payment to the holders of record on the immediately preceding June 1 and December 1. Interest on the new 2029 notes will accrue from the date of issuance of the outstanding 2029 notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee currently acts as the paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the applicable indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

2027 notes

Except as set forth below and as described under the final paragraph of “— Repurchase at the Option of Holders Upon a Change of Control,” the 2027 notes will not be redeemable at the Issuer’s option prior to December 15, 2022. At any time prior to December 15, 2022, the Issuer may redeem all or any portion of the 2027 notes, at once or over time, upon notice as described below under the caption “— Selection and Notice,” at a redemption price equal to 100.0% of the principal amount of the 2027 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of the 2027 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date).

In addition, at any time prior to December 15, 2022, the Issuer may redeem the 2027 notes, at once or over time, in an aggregate principal amount not to exceed 40.0% of the aggregate principal amount of 2027 notes (which includes Additional 2027 notes, if any) issued prior to the redemption date upon notice as described below under the caption “— Selection and Notice,” at a redemption price equal to 104.25% of the principal amount of the 2027 notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of the 2027 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date), with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided, however, that:

(1)	at least 50.0% of the original aggregate principal amount of the 2027 notes issued on the applicable Issue Date remains outstanding immediately after the occurrence of each such redemption (with any 2027 notes held by the Issuer or its Restricted Subsidiaries being deemed to be not outstanding for the purposes of such calculation); and
(2)	each such redemption occurs within 180 days after the closing date of the related Equity Offering.

On or after December 15, 2022, the Issuer may redeem all or any portion of the 2027 notes, at once or over time, upon notice as described below under the caption “— Selection and Notice.” The 2027 notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of the 2027 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The following prices are for 2027 notes redeemed during the 12-month period commencing on December 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2022	102.125%
2023	101.417%
2024	100.708%
2025 and thereafter	100.000%

Any redemption of the 2027 notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

2029 notes

Except as set forth below and as described under the final paragraph of “— Repurchase at the Option of Holders Upon a Change of Control,” the 2029 notes will not be redeemable at the Issuer’s option prior to December 15, 2024. At any time prior to December 15, 2024, the Issuer may redeem all or any portion of the 2029 notes, at once or over time, upon notice as described below under the caption “— Selection and Notice,” at a redemption price equal to 100.0% of the principal amount of the 2029 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of the 2029 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date).

In addition, at any time prior to December 15, 2024, the Issuer may redeem the 2029 notes, at once or over time, in an aggregate principal amount not to exceed 40.0% of the aggregate principal amount of 2029 notes (which includes Additional 2029 notes, if any) issued prior to the redemption date upon notice as described below under the caption “— Selection and Notice,” at a redemption price equal to 104.625% of the principal amount of the 2029 notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of the 2029 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date), with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided, however, that:

(1)	at least 50.0% of the original aggregate principal amount of the 2029 notes issued on the applicable Issue Date remains outstanding immediately after the occurrence of each such redemption (with any 2029 notes held by the Issuer or its Restricted Subsidiaries being deemed to be not outstanding for the purposes of such calculation); and
(2)	each such redemption occurs within 180 days after the closing date of the related Equity Offering.

On or after December 15, 2024, the Issuer may redeem all or any portion of the 2029 notes, at once or over time, upon notice as described below under the caption “— Selection and Notice.” The 2029 notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of the 2029 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The following prices are for 2029 notes redeemed during the 12-month period commencing on December 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2024	102.313%
2025	101.542%
2026	100.771%
2027 and thereafter	100.000%

Any redemption of the 2029 notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

Selection and Notice

If less than all of the notes of a series are to be redeemed at any time, such notes of that series to be redeemed shall be selected in accordance with the operating procedures of The Depository Trust Company (“DTC”).

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by electronic transmission (for notes held in book entry form) or first class mail at least 15 but not more than 60 days before the redemption date to each holder of the series of the notes to be redeemed at its registered address; provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of a series of the notes, a satisfaction and discharge of an indenture or a redemption of the notes subject to one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

The Trustee shall not be responsible for any actions taken or not taken by DTC.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes of either series. However, under certain circumstances, the Issuer may be required to offer to purchase notes of the applicable series as described below under the caption “— Repurchase at the Option of Holders Upon a Change of Control.” The Issuer may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control with respect to either series of notes, each holder of the applicable notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the applicable indenture. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the applicable notes repurchased, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).

Within 30 days following the date upon which the Change of Control occurred the Issuer will send a notice to each holder of the applicable series of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than five Business Days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the applicable indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of either series of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the applicable indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the applicable indenture by virtue of such compliance. On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes validly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes validly tendered and not withdrawn; and
(3)	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the applicable series of the notes or portions of such notes being purchased by the Issuer.

The paying agent will promptly send to each holder of notes validly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note of such series equal in principal amount to the unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company Credit Facility, the 2022 indenture, the 2024 indenture, the original 2025 indenture, the new 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture and the 2030 indenture each provide, that certain change of control events with respect to Centene will constitute a default thereunder. Any future credit agreements or other agreements to which Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repay any borrowings outstanding under the Company Credit Facility and to repurchase (i) the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes and outstanding 2030 notes that remain outstanding following the Exchange Offers or (ii) following the consummation of the Exchange Offers, the new 2025 notes, the new notes and the new 2030 notes, in each case following a Change of Control also may be limited by Centene’s then existing resources. There can be no assurance that sufficient funds will be available when necessary to make any required repayments or repurchases. Centene’s failure to repay the Company Credit Facility or to repurchase (i) the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes, and outstanding 2030 notes that remain outstanding following the Exchange Offers or, (ii) following the consummation of the Exchange Offers, the new 2025 notes, the new notes and the new 2030 notes, in each case in connection with a Change of Control, would result in a Default under the Company Credit Facility, the 2022 indenture, the 2024 indenture, the original 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the new 2025 indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture and the 2030 indenture, respectively. Such a Default would, in turn, constitute a default under other existing Indebtedness of Centene and may constitute a default under future Indebtedness as well. The Company’s obligation to make an offer to repurchase a series of the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the applicable series of the notes. See “— Amendment, Supplement and Waiver.” The provisions of the indentures would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene that may adversely affect the holders.

The Issuer will not be required to make a Change of Control Offer with respect to a series of the notes upon a Change of Control if (a) a third party makes the Change of Control Offer with respect to such series of the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable indenture applicable to a Change of Control Offer made by the Issuer and purchases all applicable notes validly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption of all outstanding notes of such series has been given pursuant to the applicable indenture as described above under the caption “—Optional Redemption,” unless and until there is a Default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.

If holders of not less than 90.0% of the aggregate principal amount of the outstanding notes of a series validly tender and do not withdraw such notes in a Change of Control Offer (as defined below) and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the notes of such series validly tendered and not withdrawn by such holders, the Issuer or such third party, as the case may be, shall have the right, upon at least 15 but not more than 60 days prior notice, given not more than 30 days following such initial purchase, to purchase all of the notes of such series that remain outstanding following such initial purchase at a price equal to the price offered to each other holder in the applicable Change of Control Offer, plus accrued and unpaid interest, if any, to, but excluding, the date of such second purchase (subject to the rights of holders of the notes of such series of record on the relevant record date to receive interest due on an interest payment date falling prior to such second purchase date).

Certain Covenants

Overview

Holders of the notes will not be able to prevent us and our subsidiaries from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions and, except to the limited extent described below under “— Liens,” and “— Merger, Consolidation or Sale of Assets” and above under “—Repurchase at the Option of Holders Upon a Change of Control,” would not necessarily be protected in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene or its subsidiaries that may adversely affect the holders.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any consensual Liens of any kind (other than Permitted Liens) against or upon any of their respective properties or assets, now owned or hereafter acquired, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness of the Issuer unless prior to, or contemporaneously therewith, the notes of the applicable series are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to such series of the notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing such notes with the same relative priority as such Indebtedness has with respect to such notes.

Any Lien created for the benefit of the holders of the notes of a series pursuant to the preceding paragraph shall provide by its terms that such Lien should be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the notes of such series.

With respect to any Lien securing Indebtedness that was permitted under this covenant to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Merger, Consolidation or Sale of Assets

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of the properties or assets of the Issuer in one or more related transactions, to another Person; unless:

(1)	either:
(a)	the Issuer is the surviving Person; or
(b)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance, division or other disposition has been made (the “Surviving Entity”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that, in the case that the Surviving Entity is not a corporation, a corporation organized or existing under such laws is a co-obligor under the applicable series of the notes and the applicable indenture;
(2)	the Surviving Entity expressly assumes pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of the Issuer under the applicable series of the notes, the applicable indenture and the applicable Registration Rights Agreement; and
(3)	immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will only be permitted if no Default or Event of Default would be in existence following such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

SEC Reports

Each indenture provides that whether or not required, so long as the notes of the applicable series are outstanding, the Issuer will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the Trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer would be required to file with the SEC if subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Each indenture will further provide that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes of the applicable series are outstanding the Issuer will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of the notes of the applicable series if the Issuer has filed such reports with the SEC via the EDGAR filing system or any successor system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to a series of the notes:

(1)	default for 30 consecutive days in the payment when due and payable of interest on the notes of such series;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the notes of such series (upon maturity, redemption, required repurchase or otherwise);
(3)	failure by the Issuer or any of its Restricted Subsidiaries to comply with the covenant described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;”
(4)	failure by the Issuer or any of its Restricted Subsidiaries for 30 consecutive days after notice to comply with the provisions described under the caption “— Repurchase at the Option of Holders Upon a Change of Control;”
(5)	failure by the Issuer for 120 days after notice to comply with the provisions described under the caption “— SEC Reports;”
(6)	failure by the Issuer or any of its Restricted Subsidiaries for 60 consecutive days after notice to the Issuer by the Trustee or the holders of at least 25.0% in aggregate principal amount of the notes of such series then outstanding voting as a single class to comply with any of its other covenants or agreements in the applicable indenture or such notes;
(7)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(a)	is caused by a failure to pay principal of such Indebtedness at its express maturity prior to the expiration of any applicable grace period (a “Payment Default”); or
(b)	results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $300.0 million or more;

(8)	failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $300.0 million, which judgments are not paid, discharged or stayed for a period of 90 days; and
(9)	certain events of bankruptcy, insolvency or reorganization described in the applicable indenture with respect to the Issuer or any Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, that remains for 90 days undismissed.

In the case of an Event of Default specified in clause (9), with respect to the Issuer, any Subsidiary that constitutes a Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to a series of the notes, the Trustee or the holders of at least 25.0% in aggregate principal amount of such series of the notes of such series then outstanding may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes of such series due and payable immediately.

Holders of a series of the notes may not enforce the applicable indenture or such notes except as provided in such indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of a series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes of a series notice of any continuing Default or Event of Default with respect to such series of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on such series of the notes.

The holders of at least a majority in aggregate principal amount of the notes of a series then outstanding by notice to the Trustee may on behalf of the holders of all of the notes of such series waive any existing Default or Event of Default and its consequences under the applicable indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes of such series, and rescind any acceleration and its consequences with respect to the notes of such series.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with each indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any Obligations of the Issuer under the notes, the indentures, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its Obligations discharged with respect to the notes outstanding of a series (“Legal Defeasance”) except for:

(1)	the rights of holders of notes outstanding of such series to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;
(2)	the Issuer’s Obligations with respect to the notes of such series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s Obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.

In addition, the Issuer may, at its option and at any time, elect to have its Obligations released with respect to certain covenants that are described in the indenture applicable to a series of the notes (“Covenant

Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to such notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of the notes:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes of such series, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the notes outstanding of such series on the Stated Maturity of such series or on the applicable redemption date, as the case may be, and the Issuer must specify whether such notes are being defeased to maturity or to a particular redemption date;
(2)	in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the notes outstanding of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the notes outstanding of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default with respect to such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);
(5)	such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)	the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes of such series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)	the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance in respect of such series of the notes have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture applicable to a series of the notes or the notes of a series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default with respect to such series of the notes or compliance with any provision of the applicable indenture or the notes of such series may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes of such series).

Without the consent of each holder of notes of the affected series, an amendment, supplement or waiver may not (with respect to any notes of such series held by a non-consenting holder):

(1)	reduce the principal amount of such series of notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the Stated Maturity of any such series of notes or alter the provisions with respect to the redemption or repurchase of any such series of notes (other than provisions and applicable definitions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);
(3)	reduce the rate of or change the time for payment of interest on any such series of notes;
(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes of such series (except a rescission of acceleration of such series of notes by the holders of at least a majority in aggregate principal amount of the notes then outstanding of such series and a waiver of the Payment Default that resulted from such acceleration);
(5)	make any such note payable in money other than that stated in such note;
(6)	make any change in the provisions (including applicable definitions) of such indenture relating to waivers of past Defaults or the rights of holders of such series of notes to receive payments of principal of, or interest or premium, if any, on such series of notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);
(7)	waive a redemption or repurchase payment with respect to any such series of note (other than a payment required by the provisions related to the covenants described above under the caption “— Repurchase at the Option of Holders Upon a Change of Control”); or
(8)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes of a series, the Issuer and the Trustee may amend or supplement the applicable indenture or the notes of such series:

(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)	to provide for uncertificated notes of such series in addition to or in place of certificated notes;
(3)	to provide for the assumption of the Issuer’s obligations to holders of notes of such series in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets or any other transaction that complies with such indenture;
(4)	to make any change that would provide any additional rights or benefits to the holders of notes of such series or that the Issuer determines in good faith (as certified in an officers’ certificate) does not materially and adversely affect the legal rights under such indenture of any such holder;
(5)	to provide for the issuance of Additional 2027 notes or Additional 2029 notes, as applicable, in accordance with such indenture;
(6)	to comply with requirements of the SEC in order to effect or maintain the qualification of such indenture under the Trust Indenture Act;
(7)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes of such series;
(8)	to evidence and provide the acceptance of the appointment of a successor Trustee under such indenture;
(9)	to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of notes of such series as additional security for the payment and performance of the Issuer’s or a Guarantor’s Obligations under such indenture in any property or assets;
(10)	to comply with the rules of any applicable securities depositary;

(11)	to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of such indenture when permitted or required pursuant to the terms of such indenture;
(12)	to conform the text of such indenture, the notes of such series or the Subsidiary Guarantees of such series of the notes to the corresponding provision in the “Description of the 2027 and 2029 Notes” in the offering memorandum with respect to the original sale of such securities to the extent that such provision in such “Description of the 2027 and 2029 Notes” was intended to be a substantially verbatim recitation of a provision of such indenture, the notes of such series or the Subsidiary Guarantees of such series of the notes; or
(13)	to comply with the covenant described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

An indenture will be discharged and will cease to be of further effect as to all notes of the applicable series issued thereunder, when:

(1)	either:
(a)	all notes issued thereunder that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)	all notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default with respect to the notes of such series has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than resulting from the borrowing of funds to be applied to make such deposit) to which the Issuer is a party or by which the Issuer is bound;
(3)	the Issuer has paid or caused to be paid all sums payable by it under such indenture; and
(4)	the Issuer has delivered irrevocable instructions to the Trustee under such indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Centene, each indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

The holders of a majority in principal amount of the notes then outstanding of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indentures provides that in case an Event of Default with respect to a series of the notes occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of notes of the applicable series, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the 2022 indenture, the 2024 indenture, the original 2025 indenture, the new 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the WellCare 2025 indenture and the WellCare 2026 indenture.

Governing Law

The laws of the State of New York govern each indenture and will govern each series of the new notes without giving effect to applicable principles of conflicts of law.

Certain Definitions

As used in this “Description of the New 2027 and New 2029 Notes,” section, the following terms have the meanings set forth below.

“2022 indenture” means the indenture dated April 29, 2014, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2022 notes” means Centene’s 4.75% senior notes due 2022 issued pursuant to the 2022 indenture.

“2024 indenture” means the indenture dated February 11, 2016, between Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated March 24, 2016, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2024 notes” means Centene’s 6.125% senior notes due 2024 issued pursuant to the 2024 indenture.

“2025 exchange indenture” means the indenture dated January 23, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2025 exchange notes” means Centene’s 5.25% senior notes due 2025 issued pursuant to the 2025 exchange indenture.

“2026 exchange indenture” means the indenture dated January 23, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2026 exchange notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 exchange indenture.

“2026 indenture” means the indenture dated May 23, 2018, between Centene Escrow I Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated July 1, 2018, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2026 notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 indenture.

“2030 indenture” means the indenture dated February 13, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note of the applicable series on any redemption date, the greater of:

(1)	1.0% of the principal amount of such note; or
(2)	the excess, if any, of
(a)	the present value at such redemption date of (i) the redemption price of such note at December 15, 2022 (in the case of the 2027 notes) or December 15, 2024 (in the case of the 2029 notes) (such redemption prices being set forth in the applicable table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on such note through December 15, 2022 (in the case of the 2027 notes) or December 15, 2024 (in the case of the 2029 notes) (excluding accrued but unpaid interest to, but excluding, the applicable redemption date), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus, in each case, 50 basis points; over
(b)	the then outstanding principal amount of such note, as calculated by Centene or on behalf of Centene by such Person as Centene shall designate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) and Section 14(d) of the Exchange Act, respectively), such “person” or “group,” as the case may be, will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“BMOH Loan” means a certain construction loan, as amended, restated, replaced, supplemented or otherwise modified from time to time, in the original principal amount of $200,000,000, by and among BMO Harris Bank N.A., as administrative agent, lenders party thereto and Centene Forsyth Subsidiary.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;
(2)	with respect to a partnership, the board of directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, St. Louis, Missouri or in the jurisdiction of the place of any payment are permitted or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to February 11, 2016.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	Dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above and clauses (5) and (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s or at least F-1 by Fitch, and in each case maturing within one year after the date of acquisition;
(6)	readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another internationally recognized ratings agency) with maturities of 12 months or less from the date of acquisition; and
(7)	money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Centene Forsyth Project” means the development and construction of an office building complex project by the Centene Forsyth Subsidiary to be located at 7676 of Forsyth Boulevard in Clayton, Missouri.

“Centene Forsyth Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center I LLC, a Delaware limited liability company.

“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.

“Centene Plaza Phase II Subsidiary” means the wholly-owned Subsidiary of Centene that will be the initial developer of the Centene Plaza Phase II Project.

“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

“Centene Plaza Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center LLC, a Delaware limited liability company.

“Change of Control” means the occurrence of any of the following:

(1)	the consummation of a transaction giving rise to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act, respectively);

(2)	the adoption of a plan relating to the liquidation or dissolution of Centene;
(3)	the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35.0% of the Voting Stock of Centene, measured by voting power rather than number of shares; or
(4)	Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the above, the following shall not constitute a Change of Control: (i) the consummation of the Transactions or (ii) a transaction or series of transactions in which (x) Centene becomes a direct or indirect wholly-owned subsidiary of a holding company and (y) the direct or indirect Beneficial Owners of the Voting Stock of such holding company immediately following such transaction or transactions are substantially the same as the Beneficial Owners of the Voting Stock of Centene immediately prior to such transaction or transactions.

“Company Credit Facility” means the Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, and as further amended and restated as of November 14, 2019 by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Centene and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes of the applicable series mature.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any sale of Capital Stock (other than Disqualified Stock) of the Issuer to any Person other than a sale (a) of Capital Stock to any Subsidiary of the Issuer or (b) of Capital Stock pursuant to a Registration Statement on Form S-8 or otherwise relating to Capital Stock issuable under any employee benefit plan of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“First Merger” means the merger of Merger Sub I with and into WellCare, with WellCare continuing as the surviving corporation and a direct, wholly owned Subsidiary of Centene pursuant to and in accordance with the terms of the Merger Agreement.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Centene’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of Centene that executes a Subsidiary Guarantee in accordance with the provisions of the applicable indenture and its respective successors and assigns.

“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the applicable indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the applicable indenture to a floating rate liability or obligation.

“Increased Amount” means, with respect to any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;
(6)	representing any Hedging Obligations; or

(7)	Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project, Centene Forsyth Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the applicable indenture.

The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) Guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) Guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability Guaranteed or supported thereby.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the date on which the applicable series of the outstanding notes were initially issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the aggregate principal amount of such Indebtedness at such time.

“Merger” means the First Merger and the Second Merger.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 26, 2019, among Centene, Merger Sub I, Merger Sub II and WellCare, as amended, restated or modified (in whole or in part) from time to time.

“Merger Sub I” means Wellington Merger Sub I, Inc., a Delaware corporation.

“Merger Sub II” means Wellington Merger Sub II, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“new 2025 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“new 2025 notes” means Centene’s 4.75% senior notes due 2025 issued pursuant to the original 2025 indenture in exchange for outstanding 2025 notes in the Exchange Offers.

“new 2030 notes” means Centene’s 3.375% senior notes due 2030 to be issued pursuant to the 2030 indenture in exchange for outstanding 2030 notes in the Exchange Offers.

“NML Loan” means a certain loan in the original principal amount of $80,000,000 from The Northwestern Mutual Life Insurance Company to the Centene Plaza Subsidiary secured by various collateral, including but not limited to the interest of the Centene Plaza Subsidiary in the Centene Plaza Project.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Centene whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“original 2025 indenture” means the indenture dated November 9, 2016, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“original 2025 notes” means Centene’s 4.75% senior notes due 2025 issued on November 9, 2019 pursuant to the original 2025 indenture.

“outstanding 2025 notes” means Centene’s 4.75% senior notes due 2025, in exchange for which the new 2025 notes are being offered, issued on December 6, 2019 pursuant to the new 2025 indenture.

“outstanding 2027 notes” means Centene’s 4.25% senior notes due 2027, in exchange for which the new 2027 notes are being offered, issued on December 6, 2019 pursuant to the 2027 indenture.

“outstanding 2029 notes” means Centene’s 4.625% senior notes due 2029, in exchange for which the new 2029 notes are being offered, issued on December 6, 2019 pursuant to the 2029 indenture.

“outstanding 2030 notes” means Centene’s 3.375% senior notes due 2030, in exchange for which the new 2030 notes are being offered, issued on February 13, 2020 pursuant to the 2030 indenture.

“Permitted Liens” means:

(1)	Liens in favor of Centene or any of its Restricted Subsidiaries;
(2)	Liens on any property or assets of a Person existing at the time such Person is merged, amalgamated, consolidated with or into Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger, amalgamation or consolidation and not incurred in contemplation of such merger, amalgamation or consolidation and do not extend to any property or assets other than those of the Person merged, amalgamated or consolidated with or into Centene or the Restricted Subsidiary;
(3)	Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, in each case, that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(4)	Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such acquisition and not incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;
(5)	Liens to secure the performance of statutory Obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974);
(6)	Liens existing on the Issue Date;
(7)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;
(8)	[Reserved];
(9)	Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);
(10)	Liens to secure Indebtedness (including Capital Lease Obligations) of the Issuer or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (x) $1,200.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 270 days of such acquisition, construction or improvement;
(11)	Liens to secure Indebtedness of Centene’s Foreign Restricted Subsidiaries which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $1,500.0 million and (y) 3.25% of the Issuer’s Consolidated Total Assets; provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;

(12)	Liens securing (a) Real Estate Indebtedness not to exceed in the aggregate at any one time outstanding the greater of (x) $2,400.0 million or (y) 5.0% of the Issuer’s Consolidated Total Assets or (b) Indebtedness in respect of secured or unsecured letters of credit incurred by the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $750.0 million;
(13)	Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(14)	Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction;
(15)	other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding;
(16)	[Reserved];
(17)	Liens securing Acquired Debt or other Indebtedness, which, in the case of other Indebtedness, is incurred reasonably contemporaneously to finance an acquisition, merger, consolidation or amalgamation; provided, however, that any such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof), (a) acquired, or (b) of any Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary of the Issuer, in each case in any transaction to which such Indebtedness relates;
(18)	Liens on earnest money deposits of cash or Cash Equivalents, escrow arrangements or similar arrangements made by the Issuer or any Restricted Subsidiary of the Issuer in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the applicable indenture;
(19)	Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancings, refundings, restatements, exchanges, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition; provided, however, that (a) any such new Lien shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements on such property, including (i) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition at the time the original Lien became a Permitted Lien under the applicable indenture, and (ii) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement;
(20)	Liens given to a public utility or any municipality, regulatory or governmental authority when required by such utility or authority in connection with the operations of that Person;
(21)	Liens securing Indebtedness in an aggregate principal amount not to exceed 1.50% of Consolidated Total Assets at any one time outstanding;
(22)	Liens relating to the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(23)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection;
(24)	Liens to secure Indebtedness of any Subsidiary that is not a Guarantor, permitted to be incurred by the applicable indenture, covering only the assets and properties of such Subsidiary;
(25)	Liens deemed to exist in connection with Investments in repurchase obligations permitted under clause (4) of the definition of “Cash Equivalents” above;
(26)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure the premiums with respect thereto, and Liens, pledges or deposits in the ordinary course of business securing liabilities for premiums or reimbursements or indemnification obligations of (including obligations in respect of letters of credit or bank guaranty for the benefits of) insurance carriers;
(27)	Liens on trusts, cash, Cash Equivalents or Investments used to satisfy and discharge, defease, repurchase or redeem Indebtedness or similar obligations; provided, however, that such satisfaction and discharge, defeasance, repurchase or redemption is otherwise permitted by the applicable indenture;
(28)	Leases, licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the operation of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;
(29)	Liens securing the notes and any Subsidiary Guarantees;
(30)	Liens securing judgments, orders or awards for the payment of money attachments (or appeal or other surety bonds relating to such judgments) not giving rise to an Event of Default; and
(31)	prior to the date on which an Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance, debt issuance or Indebtedness or other funds (including any prefunded interest) used to finance all or a portion of such Investment are required to be held in escrow pending release to consummate such Investment.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but is permitted to be incurred under any combination of categories (including in part under one such category and in part under any other such category), (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (C) the amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the Guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others Guaranteed by means of a Lien on any asset of the specified Person, the lesser of (x) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the applicable indenture and (y) the amount of the Indebtedness so secured.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary of Centene pursuant to which (a) Centene or such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its Subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the NML Loan, the BMOH Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of Centene with respect to any debt or obligations of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene

Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary (with respect to which Centene has Indirect Obligations) is used solely to finance the Centene Plaza Project, the Centene Forsyth Project or the Centene Plaza Phase II Project, as applicable.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary of Centene, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Merger” means the merger, after the effective time of the First Merger, of WellCare with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation and a direct, wholly owned Subsidiary of Centene pursuant to and in accordance with the terms of the Merger Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a wholly-owned Subsidiary of Centene:

(1)	that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);
(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)	is Guaranteed by Centene or any Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,
(B)	is recourse to or obligates Centene or any other Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(C)	subjects any property or asset of Centene or any other Subsidiary of Centene, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;
(4)	with respect to which neither Centene nor any other Subsidiary of Centene has any obligation to maintain or preserve its financial condition or cause such entity to achieve certain levels of operating results; and
(5)	with which neither Centene nor any Subsidiary of Centene has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Subsidiary of Centene that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Centene’s obligations under the applicable indenture and on the notes of the applicable series, executed pursuant to the provisions of such indenture and any supplemental indenture thereto.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Transactions” means, collectively, any or all of the following:

(1)	the entry into the Merger Agreement and the consummation of the First Merger, the Second Merger or both of the Mergers and the other transactions contemplated thereby; and
(2)	all other transactions relating to any of the foregoing (including payment of fees, commissions and expenses related to the foregoing).

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to December 15, 2022 (in the case of the 2027 notes) or December 15, 2024 (in the case of the 2029 notes); provided, however, that if the period from the redemption date to December 15, 2022 (in the case of the 2027 notes) or December 15, 2024 (in the case of the 2029 notes) is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2022 (in the case of the 2027 notes) or December 15, 2024 (in the case of the 2029 notes) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means, with respect to each indenture, The Bank of New York Mellon Trust Company, N.A., and its successors and assigns, until a successor replaces it under such indenture and, thereafter, means the successor thereto.

“Unrestricted Subsidiary” means any Subsidiary of Centene that is designated by the Board of Directors of Centene as an Unrestricted Subsidiary pursuant to a resolution of Centene’s Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;
(2)	is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(3)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors of such Person.

“WellCare” means WellCare Health Plans, Inc., a Delaware corporation, and wholly owned subsidiary of Centene.

“WellCare 2025 indenture” means the indenture dated March 22, 2017, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated March 22, 2017, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, the second supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the third supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2025 notes” means WellCare’s 5.25% senior notes due 2025 issued pursuant to the WellCare 2025 indenture.

“WellCare 2026 indenture” means the indenture dated August 13, 2018, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the second supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2026 notes” means WellCare’s 5.375% senior notes due 2026 issued pursuant to the WellCare 2026 indenture.

“WellCare Notes Exchange Offers” means Centene’s exchange offers for any and all of the 5.25% Senior Notes due 2025 and 5.375% Senior Notes due 2026 issued by WellCare for up to $1,950,000,000 aggregate principal amount of new notes to be issued by Centene and cash.

Book-Entry, Delivery and Form

Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Centene that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Centene that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indentures for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the applicable indenture. Under the terms of each indenture, Centene and the trustee will treat the persons in whose names the new notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of Centene, the trustee or any agent of Centene or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Centene that its current practice, at the due date of any payment in respect of securities such as the new notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the new notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Centene. Neither Centene nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new notes, and Centene and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Centene that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the new notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Centene, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)	DTC (a) notifies Centene that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Centene fails to appoint a successor depositary within 90 days;
(2)	Centene in its sole discretion determines that such Global Note shall be exchangeable; or
(3)	there has occurred and is continuing an Event of Default.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indentures governing the new notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the applicable indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Transfer Restrictions.”

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

Centene will make payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Centene will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Centene expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Centene that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF THE NEW 2030 NOTES

Centene will issue up to $2,000,000,000 aggregate principal amount of 3.375% senior notes due 2030 (the “new 2030 notes”) under an indenture dated February 13, 2020 (the “indenture”), between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

You can find the definitions of certain terms used in this “Description of the New 2030 Notes” under the subheading “—Certain Definitions.” In this “Description of the New 2030 Notes,” references to “Centene,” the “Issuer,” “we,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.

The terms of the new 2030 notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of the New 2030 Notes” is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this “Description of the New 2030 Notes,” define your rights as holders of the new 2030 notes. A copy of the indenture will be available upon request to Centene at the address indicated under “Where You Can Find More Information and Incorporation by Reference” elsewhere in this prospectus. Certain defined terms used in this “Description of the New 2030 Notes” but not defined below under the caption “—Certain Definitions” or elsewhere in this “Description of the New 2030 Notes” have the meanings assigned to them in the indenture.

References to the “outstanding 2030 notes” refer to the notes in exchange for which the new 2030 notes are being offered. References to the “2030 notes” refer to the outstanding 2030 notes and the new 2030 notes, collectively. Any outstanding 2030 notes that remain outstanding after the completion of the Exchange Offers, together with the new 2030 notes issued in the Exchange Offers, will be treated as a single class of securities under the indenture.

The registered holder of a new 2030 note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the New 2030 Notes

The new 2030 notes

The new 2030 notes:

•	will be senior unsecured obligations of Centene;
•	will be equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes and outstanding 2030 notes that remain outstanding following the Exchange Offers and any new 2025 notes, new 2027 notes and new 2029 notes issued pursuant to the Exchange Offers and the Company Credit Facility;
•	will be effectively junior to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and
•	will be senior in right of payment to any future subordinated Indebtedness of Centene.

None of Centene’s subsidiaries will guarantee the new 2030 notes. As a result, the new 2030 notes will be structurally subordinated to all Indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of Centene’s subsidiaries, including the WellCare 2025 notes and the WellCare 2026 notes. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the new 2030 notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any Indebtedness of the subsidiary senior to that held by Centene.

All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including the new 2030 notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause such subsidiaries to distribute sufficient funds to enable us to meet our obligations under the new 2030 notes. See “Risk Factors—Risks Related to the New Notes—Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the new 2030 notes will be effectively subordinated to our subsidiaries’ obligations.” As of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Notes Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had approximately $15.4 billion of senior debt outstanding and approximately $141 million of issued and undrawn letters of credit, and Centene’s subsidiaries had approximately $22.6 billion of indebtedness and other liabilities outstanding, including medical claims liability, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long-term liabilities (excluding intercompany liabilities). In addition, as of December 31, 2019, on a pro forma as adjusted basis after giving effect to the WellCare Acquisition, the WellCare Notes Exchange Offers and the offering of the outstanding 2030 notes and the application of the proceeds thereof for the notes redemptions, Centene had approximately $1.9 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500.0 million). Of the outstanding letters of credit referenced above, approximately $27 million were issued under the Company Credit Facility. We previously stated that we intended to redeem the 2022 notes in accordance with the terms of the 2022 indenture with a portion of the proceeds from the offer and sale of the outstanding 2030 notes. As a result of the spread of COVID-19 and the resulting disruption and volatility in the global capital markets, we have deferred redemption of the 2022 notes at this time. While we are currently in a strong liquidity position and believe we have adequate access to capital, we believe it is prudent in this period of time to defer the redemption of the 2022 notes. Until we deliver a notice of redemption, the 2022 notes will remain outstanding.

On the Issue Date, all of our direct and indirect Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to certain restrictive covenants in the indenture.

Principal, Maturity and Interest

The Issuer will issue up to $2.0 billion aggregate principal amount of the new 2030 notes in the Exchange Offers. The Issuer may issue additional notes (“Additional notes”) under the indenture from time to time after the Exchange Offers. The outstanding 2030 notes, the new 2030 notes and any Additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, in the event that any Additional notes are not fungible with the 2030 notes for federal income tax purposes, such non-fungible Additional notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the 2030 notes. The Issuer will issue 2030 notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The new 2030 notes will mature on February 15, 2030. Interest on the new 2030 notes will accrue at the rate of 3.375% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2020. The Issuer will make each interest payment to the holders of record on the immediately preceding February 1 and August 1. Interest on the new 2030 notes will accrue from the date of issuance of the outstanding 2030 notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the 2030 Notes

All payments on the 2030 notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the 2030 Notes

The Trustee currently acts as the paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the 2030 notes, and the Issuer or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange 2030 notes in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of 2030 notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any 2030 note selected for redemption. Also, the Issuer is not required to transfer or exchange any 2030 note for a period of 15 days before a selection of 2030 notes to be redeemed.

Optional Redemption

Except as set forth below and as described under the final paragraph of “—Repurchase at the Option of Holders Upon a Change of Control,” the 2030 notes will not be redeemable at the Issuer’s option prior to February 15, 2025. At any time prior to February 15, 2025, the Issuer may redeem all or any portion of the 2030 notes, at once or over time, upon notice as described below under the caption “—Selection and Notice,” at a redemption price equal to 100.0% of the principal amount of the 2030 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of the 2030 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date).

In addition, at any time prior to February 15, 2025, the Issuer may redeem the 2030 notes, at once or over time, in an aggregate principal amount not to exceed 40.0% of the aggregate principal amount of 2030 notes (which includes Additional notes, if any) issued prior to the redemption date upon notice as described below under the caption “—Selection and Notice,” at a redemption price equal to 103.375% of the principal amount of the 2030 notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of holders of the 2030 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date), with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided, however, that:

(1)	at least 50.0% of the original aggregate principal amount of the 2030 notes issued on the applicable Issue Date remains outstanding immediately after the occurrence of each such redemption (with any 2030 notes held by the Issuer or its Restricted Subsidiaries being deemed to be not outstanding for the purposes of such calculation); and
(2)	each such redemption occurs within 180 days after the closing date of the related Equity Offering.

On or after February 15, 2025, the Issuer may redeem all or any portion of the 2030 notes, at once or over time, upon notice as described below under the caption “—Selection and Notice.” The 2030 notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of the 2030 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The following prices are for 2030 notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption Price
2025	101.688%
2026	101.125%
2027	100.563%
2028 and thereafter	100.000%

Any redemption of the 2030 notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

Selection and Notice

If less than all of the 2030 notes are to be redeemed at any time, such 2030 notes to be redeemed shall be selected in accordance with the operating procedures of The Depository Trust Company (“DTC”).

No 2030 notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by electronic transmission (for 2030 notes held in book entry form) or first class mail at least 15 but not more than 60 days before the redemption date to each holder of the 2030 notes to be redeemed at its registered address; provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2030 notes, a satisfaction and discharge of the indenture or a redemption of the 2030 notes subject to one or more conditions precedent.

If any 2030 note is to be redeemed in part only, the notice of redemption that relates to that 2030 note will state the portion of the principal amount of that 2030 note that is to be redeemed. A new 2030 note in principal amount equal to the unredeemed portion of the original 2030 note will be issued in the name of the holder of the 2030 note upon cancellation of the original 2030 note. 2030 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on 2030 notes or portions of them called for redemption.

The Trustee shall not be responsible for any actions taken or not taken by DTC.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2030 notes. However, under certain circumstances, the Issuer may be required to offer to purchase 2030 notes as described below under the caption “—Repurchase at the Option of Holders Upon a Change of Control.” The Issuer may at any time and from time to time purchase 2030 notes in the open market or otherwise.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control with respect to the 2030 notes, each holder of the 2030 notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2030 notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount of 2030 notes repurchased plus accrued and unpaid interest, if any, on the 2030 notes repurchased, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).

Within 30 days following the date upon which the Change of Control occurred the Issuer will send a notice to each holder of the 2030 notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2030 notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than five Business Days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2030 notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the indenture by virtue of such compliance. On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all 2030 notes or portions of 2030 notes validly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2030 notes or portions of 2030 notes validly tendered and not withdrawn; and
(3)	deliver or cause to be delivered to the Trustee the 2030 notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the 2030 notes or portions of such 2030 notes being purchased by the Issuer.

The paying agent will promptly send to each holder of 2030 notes validly tendered the Change of Control Payment for the 2030 notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new 2030 note equal in principal amount to the unpurchased portion of the 2030 notes surrendered, if any; provided that each new 2030 note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company Credit Facility, the 2022 indenture, the 2024 indenture, the original 2025 indenture, the new 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture and the indenture each provide, that certain change of control events with respect to Centene will constitute a default thereunder. Any future credit agreements or other agreements to which Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repay any borrowings outstanding under the Company Credit Facility and to repurchase (i) the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes and outstanding 2030 notes that remain outstanding following the Exchange Offers or (ii) following the consummation of the Exchange Offers, the new 2025 notes, the new 2027 notes, the new 2029 notes and the new 2030 notes, in each case following a Change of Control also may be limited by Centene’s then existing resources. There can be no assurance that sufficient funds will be available when necessary to make any required repayments or repurchases. Centene’s failure to repay the Company Credit Facility or to repurchase (i) the 2022 notes, the 2024 notes, the original 2025 notes, the 2025 exchange notes, the 2026 exchange notes, the 2026 notes, any outstanding 2025 notes, outstanding 2027 notes, outstanding 2029 notes and outstanding 2030 notes that remain outstanding following the Exchange Offers or, (ii) following the consummation of the Exchange Offers, the new 2025 notes, the new 2027 notes, the new 2029 notes and the new 2030 notes, in each case in connection with a Change of Control, would result in a Default under the Company Credit Facility, the 2022 indenture, the 2024 indenture, the original 2025 indenture, the new 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture and the indenture, respectively. Such a Default would, in turn, constitute a default under other existing Indebtedness of Centene and may constitute a default under future Indebtedness as well. The Company’s obligation to make an offer to repurchase the 2030 notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the 2030 notes. See “— Amendment, Supplement and Waiver.” The provisions of the indenture would not necessarily afford holders of the 2030 notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene that may adversely affect the holders.

The Issuer will not be required to make a Change of Control Offer with respect to the 2030 notes upon a Change of Control if (a) a third party makes the Change of Control Offer with respect to the 2030 notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all 2030 notes validly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption of all outstanding 2030 notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a Default in the payment of the redemption price on the redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the redemption notice to be satisfied. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2030 notes to require the Issuer to repurchase its 2030 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.

If holders of not less than 90.0% of the aggregate principal amount of the outstanding 2030 notes validly tender and do not withdraw the 2030 notes in a Change of Control Offer (as defined below) and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the 2030 notes validly tendered and not withdrawn by such holders, the Issuer or such third party, as the case may be, shall have the right, upon at least 15 but not more than 60 days prior notice, given not more than 30 days following such initial purchase, to purchase all of the 2030 notes that remain outstanding following such initial purchase at a price equal to the price offered to each other holder in the applicable Change of Control Offer, plus accrued and unpaid interest, if any, to, but excluding, the date of such second purchase (subject to the rights of holders of the 2030 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to such second purchase date).

Certain Covenants

Overview

Holders of the 2030 notes will not be able to prevent us and our subsidiaries from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions and, except to the limited extent described below under “— Liens,” and “— Merger, Consolidation or Sale of Assets” and above under “—Repurchase at the Option of Holders Upon a Change of Control,” would not necessarily be protected in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene or its subsidiaries that may adversely affect the holders.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any consensual Liens of any kind (other than Permitted Liens) against or upon any of their respective properties or assets, now owned or hereafter acquired, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness of the Issuer unless prior to, or contemporaneously therewith, the 2030 notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however; that if such Indebtedness is expressly subordinated to the 2030 notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the 2030 notes with the same relative priority as such Indebtedness has with respect to the 2030 notes.

Any Lien created for the benefit of the holders of the 2030 notes pursuant to the preceding paragraph shall provide by its terms that such Lien should be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the 2030 notes.

With respect to any Lien securing Indebtedness that was permitted under this covenant to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Merger, Consolidation or Sale of Assets

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of the properties or assets of the Issuer in one or more related transactions, to another Person; unless:

(1)	either:
(a)	the Issuer is the surviving Person; or
(b)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance, division or other disposition has been made (the “Surviving Entity”) is a Person organized or existing under the laws of the United

States, any state of the United States or the District of Columbia; provided, however, that, in the case that the Surviving Entity is not a corporation, a corporation organized or existing under such laws is a co-obligor under the 2030 notes and the indenture;

(2)	the Surviving Entity expressly assumes pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of the Issuer under the 2030 notes, the indenture and the Registration Rights Agreement; and
(3)	immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will only be permitted if no Default or Event of Default would be in existence following such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

SEC Reports

The indenture provides that whether or not required, so long as the 2030 notes are outstanding, the Issuer will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the Trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer would be required to file with the SEC if subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The indenture will further provide that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the 2030 notes are outstanding the Issuer will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of the 2030 notes if the Issuer has filed such reports with the SEC via the EDGAR filing system or any successor system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to the 2030 notes:

(1)	default for 30 consecutive days in the payment when due and payable of interest on the 2030 notes;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the 2030 notes (upon maturity, redemption, required repurchase or otherwise);
(3)	failure by the Issuer or any of its Restricted Subsidiaries to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by the Issuer or any of its Restricted Subsidiaries for 30 consecutive days after notice to comply with the provisions described under the caption “—Repurchase at the Option of Holders Upon a Change of Control;”
(5)	failure by the Issuer for 120 days after notice to comply with the provisions described under the caption “—SEC Reports;”
(6)	failure by the Issuer or any of its Restricted Subsidiaries for 60 consecutive days after notice to the Issuer by the Trustee or the holders of at least 25.0% in aggregate principal amount of the then outstanding 2030 notes voting as a single class to comply with any of its other covenants or agreements in the indenture or such 2030 notes;
(7)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(a)	is caused by a failure to pay principal of such Indebtedness at its express maturity prior to the expiration of any applicable grace period (a “Payment Default”); or
(b)	results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $300.0 million or more;
(8)	failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $300.0 million, which judgments are not paid, discharged or stayed for a period of 90 days; and
(9)	certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to the Issuer or any Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, that remains for 90 days undismissed.

In the case of an Event of Default specified in clause (9), with respect to the Issuer, any Subsidiary that constitutes a Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding 2030 notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the 2030 notes, the Trustee or the holders of at least 25.0% in aggregate principal amount of the then outstanding 2030 notes may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding 2030 notes due and payable immediately.

Holders of the 2030 notes may not enforce the indenture or the 2030 notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2030 notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2030 notes notice of any continuing Default or Event of Default with respect to the 2030 notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on the 2030 notes.

The holders of at least a majority in aggregate principal amount of the then outstanding 2030 notes by notice to the Trustee may on behalf of the holders of all of the 2030 notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the 2030 notes, and rescind any acceleration and its consequences with respect to the 2030 notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any Obligations of the Issuer under the 2030 notes, the indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of 2030 notes by accepting a 2030 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2030 notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its Obligations discharged with respect to the 2030 notes outstanding (“Legal Defeasance”) except for:

(1)	the rights of holders of 2030 notes outstanding to receive payments in respect of the principal of, or interest or premium, if any, on the 2030 notes when such payments are due from the trust referred to below;
(2)	the Issuer’s Obligations with respect to the 2030 notes concerning issuing temporary 2030 notes, mutilated, destroyed, lost or stolen 2030 notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s Obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have its Obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2030 notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2030 notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the 2030 notes:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the 2030 notes, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the 2030 notes outstanding on the Stated Maturity or on the redemption date, as the case may be, and the Issuer must specify whether the 2030 notes are being defeased to maturity or to a particular redemption date;
(2)	in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the 2030 notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the 2030 notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default with respect the 2030 notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);

(5)	such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)	the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the 2030 notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)	the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance in respect of the 2030 notes have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the 2030 notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding 2030 notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2030 notes), and any existing Default or Event of Default with respect to the 2030 notes or compliance with any provision of the indenture or the 2030 notes may be waived with the consent of the holders of a majority in principal amount of the 2030 notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2030 notes).

Without the consent of each holder of 2030 notes, an amendment, supplement or waiver may not (with respect to any 2030 notes held by a non-consenting holder):

(1)	reduce the principal amount of 2030 notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the Stated Maturity of the 2030 notes or alter the provisions with respect to the redemption or repurchase of the 2030 notes (other than provisions and applicable definitions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);
(3)	reduce the rate of or change the time for payment of interest on the 2030 notes;
(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the 2030 notes (except a rescission of acceleration of the 2030 notes by the holders of at least a majority in aggregate principal amount of the 2030 notes then outstanding and a waiver of the Payment Default that resulted from such acceleration);
(5)	make any such 2030 note payable in money other than that stated in such 2030 note;
(6)	make any change in the provisions (including applicable definitions) of the indenture relating to waivers of past Defaults or the rights of holders of the 2030 notes to receive payments of principal of, or interest or premium, if any, on the 2030 notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);
(7)	waive a redemption or repurchase payment with respect to the 2030 notes (other than a payment required by the provisions related to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”); or
(8)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of 2030 notes, the Issuer and the Trustee may amend or supplement the indenture or the 2030 notes:

(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)	to provide for uncertificated 2030 notes in addition to or in place of certificated 2030 notes;

(3)	to provide for the assumption of the Issuer’s obligations to holders of 2030 notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets or any other transaction that complies with the indenture;
(4)	to make any change that would provide any additional rights or benefits to the holders of 2030 notes or that the Issuer determines in good faith (as certified in an officers’ certificate) does not materially and adversely affect the legal rights under the indenture of any such holder;
(5)	to provide for the issuance of Additional notes in accordance with the indenture;
(6)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(7)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the 2030 notes;
(8)	to evidence and provide the acceptance of the appointment of a successor Trustee under the indenture;
(9)	to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of 2030 notes as additional security for the payment and performance of the Issuer’s or a Guarantor’s Obligations under the indenture in any property or assets;
(10)	to comply with the rules of any applicable securities depositary;
(11)	to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture;
(12)	to conform the text of the indenture, the 2030 notes or the Subsidiary Guarantees of the 2030 notes to the corresponding provision of in the “Description of the Notes” in the offering memorandum with respect to the original sale of such securities to the extent that such provision in such “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of the indenture, the 2030 notes or the Subsidiary Guarantees of the 2030 notes; or
(13)	to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all 2030 notes issued thereunder, when:

(1)	either:
(a)	all 2030 notes issued thereunder that have been authenticated, except lost, stolen or destroyed 2030 notes that have been replaced or paid and 2030 notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)	all 2030 notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2030 notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default with respect to the 2030 notes has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than resulting from the borrowing of funds to be applied to make such deposit) to which the Issuer is a party or by which the Issuer is bound;

(3)	the Issuer has paid or caused to be paid all sums payable by it under the indenture; and
(4)	the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the 2030 notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Centene, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

The holders of a majority in principal amount of the then outstanding 2030 notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default with respect to the 2030 notes occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of 2030 notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the 2022 indenture, the 2024 indenture, the original 2025 indenture, the new 2025 indenture, the 2025 exchange indenture, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the WellCare 2025 indenture and the WellCare 2026 indenture.

Governing Law

The laws of the State of New York govern the indenture and will govern the 2030 notes without giving effect to applicable principles of conflicts of law.

Certain Definitions

As used in this “Description of New 2030 Notes” section, the following terms have the meanings set forth below.

“2022 indenture” means the indenture dated April 29, 2014, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2022 notes” means Centene’s 4.75% senior notes due 2022 issued pursuant to the 2022 indenture.

“2024 indenture” means the indenture dated February 11, 2016, between Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated March 24, 2016, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2024 notes” means Centene’s 6.125% senior notes due 2024 issued pursuant to the 2024 indenture.

“2025 exchange indenture” means the indenture dated January 23, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2025 exchange notes” means Centene’s 5.25% senior notes due 2025 issued pursuant to the 2025 exchange indenture.

“2026 exchange indenture” means the indenture dated January 23, 2020, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2026 exchange notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 exchange indenture.

“2026 indenture” means the indenture dated May 23, 2018, between Centene Escrow I Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated July 1, 2018, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2026 notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 indenture.

“2027 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2029 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of such note; or
(2)	the excess, if any, of
(a)	the present value at such redemption date of (i) the redemption price of such note at February 15, 2025 (such redemption prices being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on such note through February 15, 2025 (excluding accrued but unpaid interest to, but excluding, the applicable redemption date), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus, in each case, 50 basis points; over
(b)	the then outstanding principal amount of such note, as calculated by Centene or on behalf of Centene by such Person as Centene shall designate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) and Section 14(d) of the Exchange Act, respectively), such “person” or “group,” as the case may be, will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“BMOH Loan” means a certain construction loan, as amended, restated, replaced, supplemented or otherwise modified from time to time, in the original principal amount of $200,000,000, by and among BMO Harris Bank N.A., as administrative agent, lenders party thereto and Centene Forsyth Subsidiary.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;
(2)	with respect to a partnership, the board of directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, St. Louis, Missouri or in the jurisdiction of the place of any payment are permitted or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to February 11, 2016.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	Dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above and clauses (5) and (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s or at least F-1 by Fitch, and in each case maturing within one year after the date of acquisition;
(6)	readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another internationally recognized ratings agency) with maturities of 12 months or less from the date of acquisition; and
(7)	money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Centene Forsyth Project” means the development and construction of an office building complex project by the Centene Forsyth Subsidiary to be located at 7676 of Forsyth Boulevard in Clayton, Missouri.

“Centene Forsyth Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center I LLC, a Delaware limited liability company.

“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.

“Centene Plaza Phase II Subsidiary” means the wholly-owned Subsidiary of Centene that will be the initial developer of the Centene Plaza Phase II Project.

“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.

“Centene Plaza Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center LLC, a Delaware limited liability company.

“Change of Control” means the occurrence of any of the following:

(1)	the consummation of a transaction giving rise to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act, respectively);
(2)	the adoption of a plan relating to the liquidation or dissolution of Centene;
(3)	the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35.0% of the Voting Stock of Centene, measured by voting power rather than number of shares; or
(4)	Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the above, the following shall not constitute a Change of Control: a transaction or series of transactions in which (x) Centene becomes a direct or indirect wholly-owned subsidiary of a holding company and (y) the direct or indirect Beneficial Owners of the Voting Stock of such holding company immediately following such transaction or transactions are substantially the same as the Beneficial Owners of the Voting Stock of Centene immediately prior to such transaction or transactions.

“Company Credit Facility” means the Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, and as further amended as of November 14, 2019 by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Centene and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any sale of Capital Stock (other than Disqualified Stock) of the Issuer to any Person other than a sale (a) of Capital Stock to any Subsidiary of the Issuer or (b) of Capital Stock pursuant to a Registration Statement on Form S-8 or otherwise relating to Capital Stock issuable under any employee benefit plan of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Centene’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of Centene that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and its respective successors and assigns.

“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the indenture to a floating rate liability or obligation.

“Increased Amount” means, with respect to any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;
(6)	representing any Hedging Obligations; or
(7)	Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project, Centene Forsyth Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the indenture.

The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) Guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) Guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability Guaranteed or supported thereby.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the date on which the outstanding 2030 notes were initially issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the aggregate principal amount of such Indebtedness at such time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“new 2025 indenture” means the indenture dated December 6, 2019, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“new 2025 notes” means Centene’s 4.75% senior notes due 2025 issued pursuant to the original 2025 indenture in exchange for outstanding 2025 notes in the Exchange Offers.

“new 2027 notes” means Centene’s 4.25% senior notes due 2027 to be issued pursuant to the 2027 indenture in exchange for outstanding 2027 notes in the Exchange Offers.

“new 2029 notes” means Centene’s 4.625% senior notes due 2029 to be issued pursuant to the 2029 indenture in exchange for outstanding 2029 notes in the Exchange Offers.

“NML Loan” means a certain loan in the original principal amount of $80,000,000 from The Northwestern Mutual Life Insurance Company to the Centene Plaza Subsidiary secured by various collateral, including but not limited to the interest of the Centene Plaza Subsidiary in the Centene Plaza Project.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Centene whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“original 2025 indenture” means the indenture dated November 9, 2016, between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.

“original 2025 notes” means Centene’s 4.75% senior notes due 2025 issued on November 9, 2019 pursuant to the original 2025 indenture.

“outstanding 2025 notes” means Centene’s 4.75% senior notes due 2025, in exchange for which the new 2025 notes are being offered, issued on December 6, 2019 pursuant to the new 2025 indenture.

“outstanding 2027 notes” means Centene’s 4.25% senior notes due 2027, in exchange for which the new 2027 notes are being offered, issued on December 6, 2019 pursuant to the 2027 indenture.

“outstanding 2029 notes” means Centene’s 3.375% senior notes due 2030, in exchange for which the new 2030 notes are being offered, issued on February 13, 2020 pursuant to the 2030 indenture.

“outstanding 2030 notes” means Centene’s 3.375% senior notes due 2030, in exchange for which the new 2030 notes are being offered, issued on February 13, 2020 pursuant to the 2030 indenture.

“Permitted Liens” means:

(1)	Liens in favor of Centene or any of its Restricted Subsidiaries;
(2)	Liens on any property or assets of a Person existing at the time such Person is merged, amalgamated, consolidated with or into Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger, amalgamation or consolidation and not incurred in contemplation of such merger, amalgamation or consolidation and do not extend to any property or assets other than those of the Person merged, amalgamated or consolidated with or into Centene or the Restricted Subsidiary;
(3)	Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, in each case, that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(4)	Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such acquisition and not incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;
(5)	Liens to secure the performance of statutory Obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974);
(6)	Liens existing on the Issue Date;
(7)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;
(8)	[Reserved];
(9)	Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);
(10)	Liens to secure Indebtedness (including Capital Lease Obligations) of the Issuer or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary in an aggregate principal amount not to exceed the greater of

(x) $1,200.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 270 days of such acquisition, construction or improvement;

(11)	Liens to secure Indebtedness of Centene’s Foreign Restricted Subsidiaries which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $1,500.0 million and (y) 3.25% of the Issuer’s Consolidated Total Assets; provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;
(12)	Liens securing (a) Real Estate Indebtedness not to exceed in the aggregate at any one time outstanding the greater of (x) $2,400.0 million or (y) 5.0% of the Issuer’s Consolidated Total Assets or (b) Indebtedness in respect of secured or unsecured letters of credit incurred by the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $750.0 million;
(13)	Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(14)	Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction;
(15)	other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding;
(16)	[Reserved];
(17)	Liens securing Acquired Debt or other Indebtedness, which, in the case of other Indebtedness, is incurred reasonably contemporaneously to finance an acquisition, merger, consolidation or amalgamation; provided, however, that any such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof), (a) acquired, or (b) of any Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary of the Issuer, in each case in any transaction to which such Indebtedness relates;
(18)	Liens on earnest money deposits of cash or Cash Equivalents, escrow arrangements or similar arrangements made by the Issuer or any Restricted Subsidiary of the Issuer in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the indenture;
(19)	Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancings, refundings, restatements, exchanges, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition; provided, however, that (a) any such new Lien shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements on such property, including (i) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition at the time the original Lien became a Permitted Lien under the indenture, and (ii) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement;

(20)	Liens given to a public utility or any municipality, regulatory or governmental authority when required by such utility or authority in connection with the operations of that Person;
(21)	Liens securing Indebtedness in an aggregate principal amount not to exceed 1.50% of Consolidated Total Assets at any one time outstanding;
(22)	Liens relating to the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;
(23)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection;
(24)	Liens to secure Indebtedness of any Subsidiary that is not a Guarantor, permitted to be incurred by the indenture, covering only the assets and properties of such Subsidiary;
(25)	Liens deemed to exist in connection with Investments in repurchase obligations permitted under clause (4) of the definition of “Cash Equivalents” above;
(26)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure the premiums with respect thereto, and Liens, pledges or deposits in the ordinary course of business securing liabilities for premiums or reimbursements or indemnification obligations of (including obligations in respect of letters of credit or bank guaranty for the benefits of) insurance carriers;
(27)	Liens on trusts, cash, Cash Equivalents or Investments used to satisfy and discharge, defease, repurchase or redeem Indebtedness or similar obligations; provided, however, that such satisfaction and discharge, defeasance, repurchase or redemption is otherwise permitted by the indenture;
(28)	Leases, licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the operation of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;
(29)	Liens securing the notes and any Subsidiary Guarantees;
(30)	Liens securing judgments, orders or awards for the payment of money attachments (or appeal or other surety bonds relating to such judgments) not giving rise to an Event of Default; and
(31)	prior to the date on which an Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance, debt issuance or Indebtedness or other funds (including any prefunded interest) used to finance all or a portion of such Investment are required to be held in escrow pending release to consummate such Investment.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but is permitted to be incurred under any combination of categories (including in part under one such category and in part under any other such category), (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (C) the amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the Guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others Guaranteed by means of a Lien on any asset of the specified Person, the lesser of (x) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the indenture and (y) the amount of the Indebtedness so secured.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary of Centene pursuant to which (a) Centene or such Restricted

Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its Subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the NML Loan, the BMOH Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of Centene with respect to any debt or obligations of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary (with respect to which Centene has Indirect Obligations) is used solely to finance the Centene Plaza Project, the Centene Forsyth Project or the Centene Plaza Phase II Project, as applicable.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary of Centene, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a wholly-owned Subsidiary of Centene:

(1)	that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);
(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)	is Guaranteed by Centene or any Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,
(B)	is recourse to or obligates Centene or any other Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(C)	subjects any property or asset of Centene or any other Subsidiary of Centene, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;
(4)	with respect to which neither Centene nor any other Subsidiary of Centene has any obligation to maintain or preserve its financial condition or cause such entity to achieve certain levels of operating results; and
(5)	with which neither Centene nor any Subsidiary of Centene has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Subsidiary of Centene that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Centene’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture and any supplemental indenture thereto.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 15, 2025; provided, however, that if the period from the redemption date to February 15, 2025 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means, with respect to each indenture, The Bank of New York Mellon Trust Company, N.A., and its successors and assigns, until a successor replaces it under the indenture and, thereafter, means the successor thereto.

“Unrestricted Subsidiary” means any Subsidiary of Centene that is designated by the Board of Directors of Centene as an Unrestricted Subsidiary pursuant to a resolution of Centene’s Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;
(2)	is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors of such Person.

“WellCare” means WellCare Health Plans, Inc., a Delaware corporation and wholly owned subsidiary of Centene.

“WellCare 2025 indenture” means the indenture dated March 22, 2017, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated March 22, 2017, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, the second supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the third supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2025 notes” means WellCare’s 5.25% senior notes due 2025 issued pursuant to the WellCare 2025 indenture.

“WellCare 2026 indenture” means the indenture dated August 13, 2018, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the second supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2026 notes” means WellCare’s 5.375% senior notes due 2026 issued pursuant to the WellCare 2026 indenture.

“WellCare Notes Exchange Offers” means Centene’s exchange offers for any and all of the 5.25% Senior Notes due 2025 and 5.375% Senior Notes due 2026 issued by WellCare for up to $1,950,000,000 aggregate principal amount of new notes to be issued by Centene and cash.

Book-Entry, Delivery and Form

Except as set forth below, the 2030 notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The 2030 notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Centene that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Centene that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the 2030 indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the 2030 indenture. Under the terms of the 2030 indenture, Centene and the trustee will treat the persons in whose names the new 2030 notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of Centene, the trustee or any agent of Centene or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Centene that its current practice, at the due date of any payment in respect of securities such as the new 2030 notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant

Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the new 2030 notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Centene. Neither Centene nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new 2030 notes, and Centene and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Centene that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new 2030 notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the new 2030 notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Centene, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)	DTC (a) notifies Centene that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Centene fails to appoint a successor depositary within 90 days;
(2)	Centene in its sole discretion determines that such Global Note shall be exchangeable; or
(3)	there has occurred and is continuing an Event of Default.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the 2030 indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Transfer Restrictions.”

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

Centene will make payments in respect of the new 2030 notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Centene will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new 2030 notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Centene expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Centene that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations relating to the exchange of Outstanding Notes for New Notes pursuant to the Exchange Offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), common trust funds, controlled foreign corporations, dealers or traders in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, hedge, synthetic security, conversion transaction, constructive sale, or other integrated investment comprising notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift, estate or other tax laws, or under the tax laws of any state, local or foreign jurisdiction. The discussion below is based on the Internal Revenue Code of 1986, as amended, the U.S. Treasury Department regulations promulgated thereunder, published Internal Revenue Service rulings and administrative pronouncements, and published court decisions, each as in effect as of the date hereof and any of which may be subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of Outstanding Notes for New Notes and relating to the acquisition, ownership and disposition of the New Notes.

The exchange of an Outstanding Note for a New Note pursuant to the Exchange Offers will not constitute a “significant modification” of the Outstanding Note for U.S. federal income tax purposes and, accordingly, the New Note received by a holder will be treated as a continuation of the Outstanding Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an Outstanding Note for a New Note pursuant to the Exchange Offers and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Outstanding Note immediately before the exchange. A holder who does not exchange its Outstanding Notes for New Notes pursuant to the Exchange Offers will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offers.

PLAN OF DISTRIBUTION

The Exchange Offers are not being made to, nor will we accept surrenders of Outstanding Notes for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The distribution of this prospectus and the offer and sale of the New Notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the New Notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the New Notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the New Notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the New Notes issued in the Exchange Offers in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of each such holder’s business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes. This position does not apply to any holder that is:

•	an “affiliate” of Centene within the meaning of Rule 405 under the Securities Act; or
•	a broker-dealer.

All broker-dealers receiving New Notes in the Exchange Offers are subject to a prospectus delivery requirement with respect to resales of the New Notes. Each broker-dealer receiving New Notes for its own account in the Exchange Offers must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offers. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period ending upon the earlier of (i) 180 days after the date of this prospectus or (ii) the date broker-dealers are no longer required to deliver a prospectus in connection with resales, subject to extension under limited circumstances, we will use all commercially reasonable efforts to keep the registration statement relating to the Exchange Offers effective and make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of New Notes received in an exchange such as the exchanges pursuant to the Exchange Offers, if the Outstanding Notes for which the New Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of the New Notes by broker-dealers. Broker-dealers acquiring New Notes for their own accounts may sell the New Notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such New Notes.

Any broker-dealer that held Outstanding Notes acquired for its own account as a result of market-making activities or other trading activities, that received New Notes in the Exchange Offers, and that participates in a distribution of New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. Any profit on these resales of New Notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our participation in the Exchange Offers, including the reasonable fees and expenses of one counsel for the holders of Outstanding Notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the Outstanding Notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

LEGAL MATTERS

Certain legal matters with respect to the New Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Centene and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as an expert in accounting and auditing.

The consolidated financial statements of WellCare and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, incorporated in this prospectus by reference from Centene’s Current Report on Form 8-K/A dated February 26, 2020 have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 102 of the DGCL, allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;
•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and
•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status. Section 102 of the General Corporation Law of the State of Delaware, as amended (the “DGCL” or “Delaware law”), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted under Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock re-purchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Our by-laws further provide that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;
•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and
•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.

Item 21.	Exhibits.

(a)   Exhibits. See Exhibit Index which is incorporated by reference herein.

Item 22.	Undertakings.

The following undertakings are made by each of the undersigned registrants:

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of Centene Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 9, 2001).
3.1a
Certificate of Amendment to Certificate of Incorporation of Centene Corporation, dated November 8, 2001 (incorporated by reference to Exhibit 3.2a to the Company’s Registration Statement on Form S-1 filed with the SEC on November 13, 2001).

3.1b
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1b to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2004).

3.1c
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1c to the Company’s Registration Statement on Form S-3 filed with the SEC on May 16, 2014).

3.1d
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2015).

3.1e
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2019).

3.2
By-laws of Centene Corporation, as amended and restated effective October 22, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2019).

4.1
Indenture, dated April 29, 2014, among the Company and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 4.75% Senior Notes due 2022 (including Form of Global Note as Exhibit A thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2014).

4.2
Indenture, dated February 11, 2016, between Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 5.625% Senior Notes due 2021 (including Form of Global Note as Exhibit A thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2016).

4.3
Indenture, dated February 11, 2016, between Centene Corporation as successor to Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 6.125% Senior Notes due 2024 (including Form of Global Note as Exhibit A thereto) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2016).

4.4
Indenture, dated November 9, 2016, between Centene Corporation as successor to Centene Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., relating to the Company’s 4.75% Senior Notes due 2025 (including Form of Global Note as Exhibit A thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2016).

4.5
Indenture, dated as of May 23, 2018, between Centene Corporation as successor to Centene Escrow I Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.375% Senior Notes due 2026 (including Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2018).

4.6
First Supplemental Indenture, dated as of July 1, 2018, between Centene Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2018).

4.7
Indenture, dated as of December 6, 2019, between Centene Corporation, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 4.75% Senior Notes due 2025 (including the Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019).

Exhibit Number	Description of Exhibit
4.8
Indenture, dated as of December 6, 2019, between Centene Corporation, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 4.25% Senior Notes due 2027 (including the Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019).

4.9
Indenture, dated as of December 6, 2019, between Centene Corporation, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 4.625% Senior Notes due 2029 (including the Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019).

4.10
Indenture, dated as of January 23, 2020, between Centene Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.25% Senior Notes due 2025 (including the Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).

4.11
Indenture, dated as of January 23, 2020, between Centene Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 5.375% Senior Notes due 2026 (including the Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).

4.12
Indenture, dated as of February 13, 2020, between Centene Corporation, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 3.375% Senior Notes due 2023 (including the Form of Global Note attached thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2020).

4.13
Registration Rights Agreement, dated December 6, 2019, by and among Centene Corporation, and Barclays Capital Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, and BofA Securities, Inc., as representatives of the initial purchasers, relating to the Company’s 4.75% Senior Notes due 2025 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019).

4.14
Registration Rights Agreement, dated December 6, 2019, by and among Centene Corporation, and Barclays Capital Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, and BofA Securities, Inc., as representatives of the initial purchasers, relating to the Company’s 4.25% Senior Notes due 2027 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019).

4.15
Registration Rights Agreement, dated December 6, 2019, by and among Centene Corporation, and Barclays Capital Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, and BofA Securities, Inc., as representatives of the initial purchasers, relating to the Company’s 4.625% Senior Notes due 2029 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019).

4.16
Registration Rights Agreement, dated February 13, 2020, between Centene Corporation and Barclays Capital Inc., relating to the Company’s 3.375% Senior Notes due 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2020).

5.1	Opinion of Skadden, Arps, Slate Meagher & Flom LLP.*
23.1	Consent of KPMG LLP, Independent Auditors of the Company.*
23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accountants of WellCare Health Plans, Inc.*
23.3	Consent of Skadden, Arps, Slate Meagher & Flom LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).*
25.1
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated November 9, 2016, relating to the issuance of the Company’s 4.75% Senior Notes due 2025.*

25.2
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of December 6, 2019, relating to the issuance of the Company’s 4.25% Senior Notes due 2027.*

Exhibit Number	Description of Exhibit
25.3
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of December 6, 2019, relating to the issuance of the Company’s 4.625% Senior Notes due 2029.*

25.4
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of February 13, 2020, relating to the issuance of the Company’s 3.375% Senior Notes due 2030.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri, on April 2, 2020.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Name:	Michael F. Neidorff
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael F. Neidorff	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 2, 2020
Michael F. Neidorff

*	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 2, 2020
Jeffrey A. Schwaneke

*	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	April 2, 2020
Christopher R. Isaak

*	Director	April 2, 2020
Orlando Ayala

*	Director	April 2, 2020
Jessica L. Blume

*	Director	April 2, 2020
H. James Dallas

*	Director	April 2, 2020
Robert K. Ditmore

Signature	Title	Date

*	Director	April 2, 2020
Fred H. Eppinger

*	Director	April 2, 2020
Richard A. Gephardt

*	Director	April 2, 2020
John R. Roberts

*	Director	April 2, 2020
Lori J. Robinson

*	Director	April 2, 2020
David L. Steward

*	Director	April 2, 2020
Tommy G. Thompson

*	Director	April 2, 2020
William L. Trubeck
By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Attorney-in-fact